                                                                     EXHIBIT 3.4
                                                                     -----------

                          AMENDED AND RESTATED BYLAWS

                                      OF

                                 T REIT, INC.

                                   ARTICLE I
                                   ---------

                            Meeting of Shareholders
                            -----------------------


     1.1  Places of Meetings. All meetings of the shareholders shall be held at
          ------------------
such place, either within or without the Commonwealth of Virginia, as from time to time may be fixed by the Board of Directors.

     1.2  Annual Meetings. The annual meeting of the shareholders, for the
          ---------------
election of Directors and transaction of such other business as may come before the meeting, shall be held in each year on the third Tuesday in June, at 10 a.m., if that day is not a legal holiday. If that day is a legal holiday, the annual meeting shall be held on the next succeeding day not a legal holiday.

     1.3  Special Meetings. A special meeting of the shareholders for any
          ----------------
purpose or purposes may be called at any time by the Chairman of the Board, the Vice-Chairman of the Board or the President, by a majority of the Board of Directors, or by shareholders together holding at least 50% of the number of shares of the Corporation at the time outstanding and entitled to vote with respect to the business to be transacted at such meeting. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

     1.4  Notice of Meetings. Written or printed notice stating the place, day
          ------------------
and hour of every meeting of the shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed not less than 10 nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at such meeting, at his address which appears in the share transfer books of the Corporation. Such further notice shall be given as may be required by law, but meetings may be held without notice if all the shareholders entitled to vote at the meeting are present in person or by proxy or if notice is waived in writing by those not present, either before or after the meeting.

     1.5  Quorum. Any number of shareholders together holding at least a
          ------
majority of the outstanding shares of capital stock entitled to vote with respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority of the shareholders present or represented by proxy without notice other than by announcement at the meeting.

     1.6  Voting. At any meeting of the shareholders each shareholder of a class
          ------
entitled to vote on any matter coming before the meeting shall, as to such matter, have one vote, in person or by proxy, for each share of capital stock of such class standing in his name on the books of the Corporation on the date, not more than seventy days prior to such meeting, fixed by the Board of Directors as the record date for the purpose of determining shareholders entitled to vote. Every proxy shall be in writing, dated and signed by the shareholder entitled to vote or his duly authorized attorney-in-fact.

     1.7  Inspectors. An appropriate number of inspectors for any meeting of
          ----------
shareholders may be appointed by the Chairman of such meeting. Inspectors so appointed will open and close the polls, will receive and take charge of proxies and ballots, and will decide all questions as to the qualifications of voters, validity of proxies and ballots, and the number of votes properly cast.

                                  ARTICLE II
                                  ----------

                                   Directors
                                   ---------

     2.1  General Powers. The property, affairs and business of the Corporation
          --------------
shall be managed under the direction of the Board of Directors, and, except as otherwise expressly provided by law, the Articles of Incorporation or these Bylaws, all of the powers of the Corporation shall be vested in such Board.

     2.2  Number of Directors. The initial number of Directors consulting the
          -------------------
Board of Directors shall be one.

     2.3  Election and Removal of Directors; Quorum.
          -----------------------------------------

          (a) Directors shall be elected at each annual meeting of shareholders to succeed those Directors whose terms have expired and to fill any vacancies then existing.

          (b) Directors shall hold their offices for terms of one year and until their successors are elected. Any Director may be removed from office at a meeting called expressly for that purpose by the vote of shareholders holding not less than a majority of the shares entitled to vote at an election of Directors.

          (c) Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining Directors though less than a quorum of the Board, and the term of office of any Director so elected shall expire at the next shareholder's meeting at which directors are elected.

          (d) A majority of the number of Directors prescribed in these Bylaws shall constitute a quorum for the transaction of business. The act of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Less than a quorum may adjourn any meeting.

     2.4  Meetings of Directors. An annual meeting of the Board of Directors
          ---------------------
shall be held as soon as practicable after the adjournment of the annual meeting of shareholders at such place as the Board may designate. Other meetings of the Board of Directors shall be held at places within or without the Commonwealth of Virginia and at times fixed by resolution of the Board, or upon call of the Chairman of the Board, the Vice Chairman of the Board, the President or any one of the Directors. The Secretary of officer performing the Secretary's duties shall give not less than 24 hours' notice by letter, telegraph or telephone (or in person) of all meetings of the Board of Directors, provided that notice need not be given of the annual meeting or of regular meetings held at times and places fixed by resolution of the Board. Meetings may be held at any time without notice if all of the Directors are present, or if those not present waive notice in writing either before or after the meeting. The notice of meetings of the Board need not state the purpose of the meeting.

     2.5  Compensation. By resolution of the Board, Directors may be allowed a
          ------------
fee and expenses for attendance at all meetings, but nothing herein shall preclude Directors from serving the Corporation in other capacities and receiving compensation for such other services.

                                  ARTICLE III
                                  -----------

                                  Committees
                                  ----------

     3.1  Executive Committee. The Board of Directors, by resolution adopted by
          -------------------
a majority of the number of Directors fixed by these Bylaws, may elect an Executive Committee which shall consist of not less than two Directors, including the President. When the Board of Directors is not in session, the Executive Committee shall have all power vested in the Board of Directors by law, by the Articles of Incorporation, or by these Bylaws, provided that the Executive Committee shall not have power to (i) approve or recommend to shareholders action that the Virginia Stock Corporation Act (the "VSCA") requires to be approved by shareholders; (ii) fill vacancies on the Board or on any of its committees; (iii) amend the Articles of Incorporation pursuant to
(S) 13.1-706 of the VSCA; (iv) adopt, amend, or repeal the Bylaws; (v) approve a plan of merger not requiring shareholder approval; (vi) authorize or approve a distribution, except according to a general formula or method prescribed by the Board of Directors; or

(vii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, other than within limits specifically prescribed by the Board of Directors. The Executive Committee shall report at the next regular or special meeting of the Board of Directors all action which the Executive Committee may have taken on behalf of the Board since the last regular or special meeting of the Board of Directors.

     3.2  Other Committees. The Board of Directors, by resolution adopted by a
          ----------------
majority of the number of Directors fixed by these Bylaws, may establish such other standing or special committees of the Board as it may deem advisable, consisting of not less than two Directors; and the members, terms and authority of such committees shall be as set forth in the resolutions establishing the same.

     3.3  Meetings. Regular and special meetings of any Committee established
          --------
pursuant to this Article may be called and held subject to the same requirements with respect to time, place and notice as are specified in these Bylaws for regular and special meetings of the Board of Directors.

     3.4  Quorum and Manner of Acting. A majority of the members of any
          ---------------------------
Committee serving at the time of any meeting thereof shall constitute a quorum for the transaction of business at such meeting. The action of a majority of those members present at a Committee meeting at which a quorum is present shall constitute the act of the Committee.

     3.5  Term of Office. Members of any Committee shall be elected as above
          --------------
provided and shall hold office until their successors are elected by the Board of Directors or until such Committee is dissolved by the Board of Directors.

     3.6  Resignation and Removal. Any member of a Committee may resign at any
          -----------------------
time by giving written notice of his intention to do so to the President or the Secretary of the Corporation, or may be removed, with or without cause, at any time by such vote of the Board of Directors as would suffice for his election.

     3.7  Vacancies. Any vacancy occurring in a Committee resulting from any
          ---------
cause whatever may be filled by a majority of the number of Directors fixed by these Bylaws.

                                  ARTICLE IV
                                  ----------

                                   Officers
                                   --------

     4.1  Election of Officers; Terms. The officers of the Corporation shall
          ---------------------------
consist of a President, a Secretary and a Treasurer. Other officers, including a Chairman of the Board, one or more Vice Presidents (whose seniority and titles, including Executive Vice Presidents and Senior Vice Presidents, may be specified by the Board of Directors), and assistant and subordinate officers, may from time to time be elected by the Board of Directors. All officers shall hold office until the next annual meeting of the Board of Directors and until their successors are elected. The President shall be chosen from among the Directors. Any two officers may be combined in the same person as the Board of Directors may determine.

     4.2  Removal of Officers; Vacancies. Any officer of the Corporation may be
          ------------------------------
removed summarily with or without cause, at any time, by the Board of Directors. Vacancies may be filled by the Board of Directors.

     4.3  Duties. The officers of the Corporation shall have such duties as
          ------
generally pertain to their offices, respectively, as well as such powers and duties as are prescribed by law or are hereinafter provided or as from time to time shall be conferred by the Board of Directors. The Board of Directors may require any officer to give such bond for the faithful performance of his duties as the Board may see fit.

     4.4  Duties of the President. The President shall be the chief executive
          -----------------------
officer of the Corporation and shall be primarily responsible for the implementation of policies of the Board of Directors. He shall have authority over the general management and direction of the business and operations of the Corporation and its divisions, if any, subject only to the ultimate authority of the Board of Directors. He shall be a Director, and, except as otherwise provided in these Bylaws or in the resolutions establishing such committees, he shall be ex officio a member of all

Committees of the Board. In the absence of the chairman and the Vice Chairman of the Board, or if there are no such officers, the President shall preside at all corporate meetings. He may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, he shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him by the Board of Directors.

     4.5  Duties of the Vice Presidents. Each Vice President, if any, shall have
          -----------------------------
such powers and duties as may from time to time be assigned to him by the President or the Board of Directors. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except where the signing and execution of such documents shall be expressly delegated by the Board of Directors or the President to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed.

     4.6  Duties of the Treasurer. The Treasurer shall have charge of and be
          -----------------------
responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit all monies and securities of the Corporation in such banks and depositories as shall be designated by the Board of Directors. He shall be responsible (i) for maintaining adequate financial accounts and records in accordance with generally accepted accounting practices; (ii) for the preparation of appropriate operating budgets and financial statements; (iii) for the preparation and filing of all tax returns required by law; and (iv) for the performance of all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors, the Finance Committee or the President. The Treasurer may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed.

     4.7  Duties of the Secretary. The Secretary shall act as secretary of all
          -----------------------
meetings of the Board of Directors and shareholders of the Corporation. When requested, he shall also act as secretary of the meetings of the committees of the Board. He shall keep and preserve the minutes of all such meetings in permanent books. He shall see that all notices required to be given by the Corporation are duly given and served; shall have custody of the seal of the Corporation and shall affix the seal or cause it to be affixed to all share certificates of the Corporation and to all documents the execution of which on behalf of the Corporation under its corporate seal is duly authorized in accordance with law or the provisions of these Bylaws; shall have custody of all deeds, leases, contracts and other important corporate documents; shall have charge of the books, records and papers of the Corporation relating to its organization and management as a Corporation; shall see that all reports, statements and other documents required by law (except tax returns) are properly filed; and shall in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

     4.8  Compensation. The Board of Directors shall have authority to fix the
          ------------
compensation of all officers of the Corporation.

                                   ARTICLE V
                                   ---------

                                 Capital Stock
                                 -------------

     5.1  Certificates. The shares of capital stock of the Corporation shall be
          ------------
evidenced by certificates in forms prescribed by the Board of Directors and executed in any manner permitted by law and stating thereon the information required by law. Transfer agents and/or registrars for one or more classes of shares of the Corporation may be appointed by the Board of Directors and may be required to countersign certificates representing shares of such class or classes. If any officer whose signature or facsimile thereof shall have been used on a share certificate shall for any reason cease to be an officer of the Corporation and such certificate shall not then have been delivered by the Corporation, the Board of Directors may nevertheless adopt such certificate and it may then be issued and delivered as though such person has not ceased to be an officers of the Corporation.

     5.2  Lost, Destroyed and Mutilated Certificates. Holders of the shares of
          ------------------------------------------
the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefore, and the Board of Directors may in its discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such shareholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

     5.3  Transfer of Shares. The shares of the Corporation shall be
          ------------------
transferable or assignable only on the books of the Corporation by the holder in person or by attorney on surrender of the certificate of such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation. The Corporation will recognize, however, the exclusive right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner.

     5.4  Fixing Record Date. For the purpose of determining shareholders
          ------------------
entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notices of the meeting are mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

                                  ARTICLE VI
                                  ----------

                           Miscellaneous Provisions
                           ------------------------

     6.1  Seal. The seal of the Corporation shall consist of a flat-faced
          ----
circular die, of which there may be any number of counterparts, on which there shall be engraved the word "Seal" and the name of the Corporation.

     6.2  Fiscal Year.  The fiscal year of the Corporation shall end on such
          -----------
date and shall consist of such accounting periods as may be fixed by the Board of Directors.

     6.2  Checks, Notes and Drafts. Checks, notes, drafts and other orders for
          ------------------------
the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize. When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.

     6.4  Amendment of Bylaws. Unless prescribed by the Articles of
          -------------------
Incorporation, these Bylaws may be amended or altered at any meeting of the Board of Directors by affirmative note of a majority of the number of Directors fixed by these Bylaws. The shareholders entitled to vote in respect of the election of Directors, however, shall have the power to rescind, amend, alter or repeal any Bylaws and to enact Bylaws which, if expressly so provided, may not be amended, altered or repealed by the Board of Directors.

     6.5  Voting of Shares Held. Unless otherwise provided by resolution of the
          ---------------------
Board of Directors or of the Executive Committee, if any, the President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the vote which the Corporation may be entitled to cast at a shareholder or otherwise in any other corporation, partnership, limited liability company or joint venture, any of whose securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation, partnership, limited liability company or joint venture or to consent in writing to any action by any such other corporation, partnership, limited liability company or joint venture; and the President shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of the Corporation, and under its corporate seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises. In lieu of such appointment the President may himself attend any meetings of the holders of shares or other securities of any such other corporation, partnership, limited liability company or joint venture and there vote or exercise any or all power to the Corporation as the holder of such shares or other securities of such other corporation, partnership, limited liability company or joint venture.

                                                                    EXHIBIT 10.9
                                                                    ------------

                          PURCHASE AND SALE AGREEMENT
                            AND ESCROW INSTRUCTIONS


     THIS PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (this "Agreement") is made and entered into as of August 24, 2000, between DRUMMER BOY HOLDINGS,
                                                        ---------------------
LLC, a Nevada limited liability company ("Seller"), and Triple Net Properties,
--------------------------------------------------      ----------------------
LLC, a Virginia limited liability company or one of its affiliated entities
---------------------------------------------------------------------------
("Buyer"), with reference to the following:
---------

     A. Seller is the owner of the improved real property (the "Real Property") described on Exhibit A attached hereto together with certain personal property located upon or used in connection with such improved real property and certain other assets relating thereto, all as more particularly described in
Section 2 hereof.

     B. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Real Property, together with certain personal property and related assets on the terms and subject to the conditions contained in this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   BASIC TERMS AND DEFINITIONS: REFERENCES

     1.1  Basic Terms and Definitions.
          ---------------------------

          (a)  Effective Date. The effective date of this Agreement shall be
               --------------
the date first set forth above ("Effective Date"), which shall be the date this Agreement is fully executed.

          (b)  Closing Date. The last day that Close of Escrow may occur shall
               ------------
be at 5:00 pm. on the day that is thirty (30) days after the expiration of the Due Diligence Period (the "Closing Date"). Buyer shall have three (3) 30-day options to extend the Closing Date by Buyer's payment to Seller by depositing into Escrow of the extension fees as indicated below

               Option #1:       $100,000.00
               Option #2:       $200,000.00
               Option #3:       $300,000.00
               Total:           $600,000.00

               Buyer shall pay said extension fee(s) no later than two (2) business days prior to (a) the last day to close escrow, or (b) the expiration of any extension period thereof, as the case may be. Said extension fee(s) shall be nonrefundable to Buyer (except for (a) Seller default, (b) casualty/condemnation permitting a termination, and (c) failure of conditions to Buyer's Obligations pursuant to Section 7.1), but shall be applicable to the Purchase Price.

          (c)  Title Review Period. The "Title Review Period" shall expire at
               -------------------
5:00 p.m. on the day that is forty-five (45) days after the Effective Date.

          (d)  Due Diligence Period. The "Due Diligence Period" shall expire at
               --------------------
5:00 p.m. on the day that is forty-five (45) days after the Effective Date.

          (e)  Escrow Holder. The escrow holder shall be Chicago Title Company
               -------------
("Escrow Holder") whose address is 560 E. Hospitality Lane, Suite 100, San Bernadino, CA 92408, Attn: Kandy Knotts at (909) 884-0448 x7857.

          (f)  Title Company. The title company shall be United Title of Nevada
               -------------
("Title Company"), whose address is 2389A Renaissance Drive, Las Vegas. NV 89119, Attn: Jan Sutton at (702) 895-9525.

     1.2  References. All references to Exhibits refer to Exhibits attached to
          ----------
this Agreement and all such Exhibits are incorporated herein by reference. The words "herein," "hereof," "hereinafter" and words of similar import refer to this Agreement as a whole and not to any particular Section hereof.

2.   PURCHASE AND SALE.
     -----------------

     Subject to the terms and conditions of this Agreement, Seller agrees to sell, assign and transfer to Buyer and Buyer agrees to purchase from Seller, for the purchase price set forth in Section 3 hereof, all of Seller's right, title and interest in and to the following (collectively, the "Property"):

     2.1 The Real Property, together with the buildings located thereon, and all associated parking areas, and all other improvements located thereon (the buildings and such other improvements are referred to herein collectively as the "Improvements"); all references hereinafter made to the Real Property shall be deemed to include all rights, privileges, easements and appurtenances benefiting the Real Property and/or the Improvements situated thereon, including, without limitation, all mineral and water rights (to the extent, if any, owned by Seller) and all easements, rights-of-way and other appurtenances used or connected with the beneficial use or enjoyment of the Real Property;

     2.2 All personal property, equipment, supplies and fixtures (collectively, the "Personal Property") listed on Exhibit B attached hereto or otherwise left on the Real Property at the Close of Escrow (as defined in Section 8-1 hereof) to the extent owned by Seller;

     2.3 All of Seller's interest in any intangible property, including the name "Pahrump Valley Junction" (but expressly excluding the names "WPI," "World Premier Investments", or any derivative thereof, used or useful in connection with the foregoing, including, without limitation, all contract rights, warranties, guaranties, licenses, permits, entitlements, governmental approvals and certificates of occupancy which benefit the Real Property and/or the Personal Property;

     2.4 All of Seller's interest in all leases affecting the Real Property as of the Close of Escrow (the "Leases"); and

     2.5 All of Seller's interests in the service contracts, but excluding Seller's property management contract listed on Exhibit C attached hereto and all service contracts hereafter entered into by Seller to the extent permitted by the provisions of this Agreement (the "Service Contracts").

Notwithstanding anything to the contrary contained herein, the term "Property" shall expressly exclude any Rents (as such term is defined in Section 10.1 hereof) or any other amounts payable by tenants under the Leases for periods prior to the Close of Escrow, any Rent or other amounts payable by any former tenants of the Property, and any judgments, stipulations, orders, or settlements with any tenants under the Leases or former tenants of the Property for periods prior to the Close of Escrow (hereinafter collectively referred to as the "Excluded Property").

3.   PURCHASE PRICE AND DEPOSIT.
     --------------------------

     3.1  Purchase Price. The purchase price for the Property shall be Seventeen
          --------------
Million Seven Hundred Firm Thousand and 00/100 Dollars ($17 7S0 000 00) ("Purchase Price"), payable as noted herein.

     3.2  Payment of Purchase Price. The Purchase Price shall be payable as
          -------------------------
follows:

          (a)  Deposit. Within three (3) days after the Effective Date, and as a
               -------
condition precedent to the effectiveness hereof; Buyer shall deposit in "Escrow" (as defined in Section 9.1 hereof) with Escrow Holder, in cash or current funds, the sum of One Hundred Thousand Dollars ($100 000) (the "Deposit"). Immediately upon Escrow Holder's receipt of the Deposit (the "Opening of Escrow"), Escrow Holder shall invest the same in a federally insured interest-bearing account acceptable to Seller and Buyer; all interest accruing on the Deposit from time to time shall be deemed part of the Deposit. Upon expiration of the Due Diligence Period, if Buyer has not previously accepted the Property and approved this Agreement by its terms, then the Deposit shall be immediately released to Buyer. Escrow Holder is hereby directed to remit the Deposit to Buyer without further instruction from Buyer or Seller.

          (b)  Additional Deposit. Within one (1) day after the expiration of
               ------------------
the Due Diligence Period, and as a condition precedent to the continued effectiveness of this Agreement, Buyer shall deposit in escrow with Escrow Holder, in cash or current funds, the additional sum of One Hundred Thousand and 00/100 Dollars ($100,000) (the "Additional Deposit"). Immediately upon Escrow Holder's receipt of the Additional Deposit, the Deposit and Additional Deposit shall become non refundable (except for (a) Seller default (b) casualty/condemnation permitting a termination, and (c) a failure of a condition to Buyer's obligations listed in Section 7.1).

          (c)  Assumption of Existing Loan. Buyer shall assume the existing deed
               ---------------------------
of trust with General American Life Insurance Compaq ("Lender") securing the existing promissory note (the existing "Loan"), which has a current principal balance of approximately Twelve Million Six Hundred Thousand and 00/100 Dollars ($12,600.000.00) as of July 1. 2000 conditioned upon Lender's approval of the assumption of the Loan by Buyer. The Loan had an original principal balance of Twelve Million Nine Hundred Thousand and 00/100 Dollars ($12,900.000.00) at the origination date on or about December 23,1998, with a fixed interest rate of 7.25%, amortized over a twenty-five (25) year schedule, with a maturity date of January 1, 2009, and has other terms and conditions as set forth more fully in the loan documents evidencing the Loan ("Loan Documents"). Buyer shall execute and deliver the appropriate Loan assumption documents and submit the Loan assumption fee of one percent (1%) of the then out-standing principal balance of the Loan along with all expenses and costs incurred by Lender in approving the Loan assumption by Buyer to the Lender prior to the expiration of the Due Diligence Period.

          (d) Provided all the conditions in Section 7.1 hereof have been satisfied or waived by Buyer, Buyer shall deposit in cash or current funds with Escrow Holder no later than 2:00 p.m. (California time) one (1) business day prior to the Closing Date (as defined in Section 1.1(b) hereof) an amount equal to the Purchase Price, less (i) the then-existing principal balance of the Loan,
(ii) the Deposit Additional Deposit, extension fees and all interest accrued thereon (hereinafter, collectively, the "Escrow Funds"). In addition, Buyer shall deposit an amount equal to Buyer's applicable prorations pursuant to
Section 10 hereof.

     3.3  Disposition of Escrow Funds Upon Failure to Close. If the Close of
          -------------------------------------------------
Escrow fails to occur due to Buyer's default under this Agreement (all of the conditions to Buyer's obligation to close having been satisfied or waived), then the disposition of the Escrow Funds shall be governed by Section 13.1 hereof. If
                                                         ------------
the Close of Escrow fails to occur due to Seller's default under this Agreement (all of the conditions to Seller's obligation to close having been satisfied or waived), then the Escrow Funds shall promptly be refunded to Buyer; and if the Close of Escrow fails to occur due to the failure of any of the conditions set forth in Sections 7.1 or 7.2 hereof other than as a result of Buyer's or Seller's default under this Agreement, then the disposition of the Escrow Funds shall be governed by Section 9.3 hereof.

4.   PROPERTY INFORMATION TITLE REVIEW; INSPECTIONS AND DUE DILIGENCE; TENANT
     ------------------------------------------------------------------------
     ESTOPPEL CERTIFICATES; CONFIDENTIALITY.
     --------------------------------------

     4.1  Property Information. Seller shall deliver to Buyer within three (3)
          --------------------
business days after the Effective Date, to the extent in Seller's possession or control, the following, all of which shall be made delivered to Buyer at the address set forth in Section 15.1 hereof (collectively, the "Property Information"):

          (a) the Leases, including all amendments, addendums and exhibits, of all tenants of the Property;

          (b) a current rent roll for the Real Property, including information pertaining to all security deposits and advance rents, if applicable (collectively, the "Rent Rolls");

          (c) an accounts receivable report showing the status of rents collected and delinquencies ("A/R Report");

          (d) the 1999 and 2000 YTD operating statements for the Real Property, and CAM budget for the Real Property (collectively, the "Operating Statements");

          (e)  most recent property tax bills for the Real Property;

          (f) copies of the Service Contracts which cannot be terminated with a 30-day notice;

          (g) any Phase I environmental, soils and/or geotechnical reports for the Real Property;

          (h)  copy of Loan Documents;

          (i) Tenant Sales Reports water and electricity bills for last 12 months; and

          (j)  Names and Addresses of pad owners.

If Buyer does not complete the purchase of the Property, or if this Agreement is terminated, Buyer covenants to return all of the Seller-provided Property Information to Seller at the end of the Due Diligence Period.

Upon two (2) business days' written notice to Seller, construction plans of the improvements will be made available for Buyer's review at Seller's offices during the Due Diligence Period.

     4.2  Title and Survey Review; Title Policy.
          -------------------------------------

          (a)  Delivery of Title Report. Seller shall promptly request the Title
               ------------------------
Company to deliver to Buyer a preliminary report or title commitment covering the Real Property (the "Title Report"), together with copies of all documents (collectively, the "Title Documents") referenced in the Title Report. Buyer, at its option and expense, may (a) obtain a new survey for the Real Property or (b) cause one or more of the Existing Surveys to be updated or recertified. Buyer understands and acknowledges that if Buyer elects to obtain a new survey or an updated or recertified survey for the Real Property the completion and/or delivery of the surveys or updated or recertified surveys shall not be a condition precedent to the Close of Escrow. Notwithstanding the foregoing, Buyer further acknowledges that Seller makes no representations or warranties, and Seller shall have no responsibility, with respect to the completeness of the Title Documents made available to Buyer by the Title Company.

          (b)  Title Review and Cure. Commencing from the date of this Agreement
               ---------------------
and continuing through and including the Title Review Period, Buyer shall have the right to approve or disapprove the condition of title to the Real Property. On or before the expiration of the Title Review Period, Buyer shall deliver to Seller and Escrow Holder written notice ("Buyer's Title Notice") of Buyer's approval or disapproval of the matters reflected in the Title Report and any Existing Survey; Buyer's Title Notice delivered by Buyer to Seller must state that it is "Buyer's Title Notice being delivered in accordance with the provisions of Section 4.2(b) of the Purchase Agreement." The failure of Buyer to deliver to Seller Buyer's Title Notice on or before the expiration of the Title Review Period shall be deemed to constitute Buyer's disapproval of the condition of title to the Real Property and this Agreement shall automatically terminate, the parties shall be released from any obligations hereunder, and Escrow Funds shall be returned to Buyer. If Buyer disapproves, in Buyer's Title Notice, any matter of title shown in the Title Report or Existing Survey for the Real Property, then Seller may, but shall have no obligation to, within ten (10) days after its receipt of the Buyer's Title Notice for the Real Property ("Seller's Election Period"), elect to eliminate or ameliorate to Buyer's reasonable satisfaction the disapproved title matters by giving Buyer written notice ("Seller's Title Notice") of those disapproved title matters, if any, which Seller agrees to so eliminate or ameliorate by the Closing Date. Buyer acknowledges and agrees that any title exception disapproved by Buyer shall be deemed ameliorated to Buyer's reasonable satisfaction to the extent that Seller either causes such exception to be removed from the Title Policy (as such term is defined in Section 4.2(c) hereof) or to be affirmatively insured over. If Seller does not elect to, or is unable to, eliminate or ameliorate any disapproved title matters, Buyer reasonably disapproves Seller's Title Notice, or Seller fails to timely deliver Seller's Title Notice, then Buyer shall have the right, upon delivery to Seller and Escrow Holder (on or before five (5) days following the expiration of Seller's Election Period) of a written notice, to either: (a) waive its prior disapproval, in which event said disapproved matters shall be deemed approved; or (b) terminate this Agreement and the Escrow (as such term is defined in

Section 9.1 hereof). Failure to take either one of the actions described in (a) and (b) above shall be deemed to be Buyer's election to take the action described in clause (b) above. If Buyer elects, or is deemed to have elected, to terminate this Agreement as provided in clause (b) above, this Agreement shall automatically terminate, the parties shall be released from all further obligations under this Agreement (except pursuant to any provisions which by their terms survive a termination of this Agreement), the Deposit shall be immediately returned to Buyer and Buyer shall immediately return all Property Information to Seller. Buyer shall have been deemed to have approved any title exception that Seller is not obligated to remove and to which Buyer did object, but with respect to which Buyer did not terminate this Agreement.

          (c)  Delivery of Title Policy at Closing. As a condition precedent to
               -----------------------------------
the Close of Escrow, the Title Company shall have issued and delivered to Buyer, or shall have committed to issue and deliver to Buyer, with respect to the Real Property, an ALTA Owner's Policy of Title Insurance (1992 Form) (the "Title Policy") issued by the Title Company as of the date and time of the recording of the Deed (as such term is defined in Section 6.1 hereof) for the Real Property, in the amount of the Purchase Price insuring Buyer as owner of good, marketable and indefeasible fee simple title to the Real Property, subject only to the Permitted Exceptions (as hereinafter defined). For purposes of this Agreement, "Permitted Exceptions" shall mean and include (a) any lien to secure payment of real estate taxes including special assessments, not delinquent, (b) the lien of supplemental tax assessments. (c) all matters which could be revealed or disclosed by a physical inspection or a survey of the Real Property and matters affecting the Real Property which. are created by or with the written consent of Buyer or which do not materially and deleteriously affect Buyer's contemplated use of the Real Property; (d) the rights of the tenants under the Leases affecting the Real Property, (e) all exceptions disclosed by the Title Report relating to the Real Property and which are approved or deemed approved by Buyer in accordance with Section 4.2.b hereof, and (f) all applicable laws, ordinances, rules and governmental regulations (including, without limitation, those relating to building, zoning and land use) affecting the development, use, occupancy or enjoyment of the Real Property.

     4.3  Inspections; Due Diligence Period.
          ---------------------------------

          (a)  Inspections in General. Commencing from the Effective Date and
               ----------------------
continuing through and including the expiration of the Due Diligence Period, Buyer, its agents, and employees shall have a limited license (the "License") to enter upon the Real Property for the purpose of making non-invasive inspections at Buyer's sole risk, cost and expense. Before any such entry, Buyer shall provide Seller with a certificate of insurance naming Seller as an additional insured and with an insurer and insurance limits and coverage reasonably satisfactory to Seller. All of such entries upon the Real Property shall be at reasonable times during normal business hours and after at least 48 hours' prior notice to Seller or Seller's agent, and Seller or Seller's agent shall have the right to accompany Buyer during any activities performed by Buyer on the Real Property. Notwithstanding anything stated to the contrary herein, without the prior written consent of Seller, Buyer shall have no right to inspect any of the occupied space in the Real Property, Buyer shall not contact or speak to any of the tenants under the Leases, and such inspections of the rest of the Real Property shall not interfere with the rights of tenants. At Seller's request, Buyer shall provide Seller (at no cost to Seller) with a copy of the results of any tests and inspections made by Buyer, excluding only market and economic feasibility studies. If any inspection or test disturbs the Real Property, Buyer will restore the Real Property to the same condition as existed before the inspection or test. Buyer shall defend, indemnify Seller and hold Seller, Seller's trustees, officers, managers, tenants, agents, contractors and employees and the Real Property harmless from and against any and all losses, costs, damages, claims, or liabilities, including but not limited to, mechanic's and materialmen's liens and Seller's attorneys' fees, arising out of or in connection with Buyer's inspection of the Real Property. The License may be revoked by Seller at any time and shall in any event be deemed revoked upon termination of this Agreement. The provisions of this paragraph shall survive the Close of Escrow or the earlier termination of this Agreement.

          (b)  Environmental Inspections. The inspections under Section 4.3(x)
               -------------------------
may include non-invasive Phase I environmental inspections of the Real Property, but no Phase II environmental inspections or other invasive inspections or sampling of soil or materials, including without limitation construction materials, either as part of the Phase I inspections or any other inspections, shall be performed without the prior written consent of Seller, which may be withheld in its sole and absolute discretion; and if consented to by Seller, the proposed scope of work and the party who will perform the work shall be subject to Seller's review and approval. At Seller's request, Buyer shall deliver to Seller (at no cost to Seller) copies of any Phase II or other environmental reports to which Seller consents as provided above.

          (c)  Loan Assumption.  Buyer shall apply to Lender to assume the Loan
               ---------------
within seven (7) days after the Effective Date.

          (d)  Termination During Due Diligence Period. If Buyer delivers a
               ---------------------------------------
notice of approval("Approval Notice") before the expiration of the Due Diligence Period, then Buyer shall be deemed to be satisfied with all aspects of all the Real Property, including, without limitation, the condition and suitability of all the Real Property for Buyer's intended use, and Buyer shall be obligated to acquire the Real Property in accordance with the provisions of this Agreement. If Buyer determines, in its sole discretion, before the expiration of the Due Diligence Period, that the Real Property is unacceptable for Buyer's purposes, Buyer shall have the right to terminate this Agreement by giving to Seller notice of termination ("Termination Notice") before the expiration of the Due Diligence Period, in which event the Deposit shall be immediately refunded to Buyer, Buyer shall immediately return all Property Information to Seller and, except for those provisions of this Agreement which expressly survive the termination of this Agreement, the parties hereto shall have no further obligations hereunder. If Buyer fails to deliver either an Approval Notice or a Termination Notice on or before the expiration of the Due Diligence Period, then Buyer shall be deemed to have disapproved this Agreement, which shall constitute Buyer's election to terminate this Agreement with respect to the Real Property as provided above in this Section 4.3(d).

     4.4  Tenant Estoppel Certificates. Seller shall endeavor to secure and
          ----------------------------
deliver to Buyer by the Closing Date estoppel certificates for all Leases consistent with the information in the Rent Rolls and substantially in the form attached hereto as Exhibit D 1 or such form as may be required under the applicable Leases. Buyer may terminate this Agreement upon five (5) days written notice to Seller if, no less than five (5) business days prior to the Closing Date, Seller fails to deliver to Buyer (a) estoppel certificates in the form attached hereto as Exhibit D-1 or such form as may be required under any particular tenant Lease, executed by tenants of the Property ("Tenant Estoppel Certificates"), which confirm all material information contained in the Tenant Leases provided by Seller pursuant to Section 4.1. subject to Seller providing up to a maximum of four (4) estoppel certificates executed by Seller, as landlord, ("Seller Estoppel Certificates") in the form attached hereto as Exhibit D-2 for such Leases that Seller is unable, after diligent effort, to obtain such Tenant Estoppel Certificates) in a timely manner. Seller may at any time and from time to time substitute a Tenant Estoppel Certificate for any Seller Estoppel Certificate previously delivered by such Seller and such previously delivered Seller Estoppel Certificate shall be of no further force or effect upon delivery of the substitution Tenant Estoppel Certificate so long as the information set forth in the substitution Tenant Estoppel Certificate is not materially different then the information set forth in the Seller Estoppel Certificate (or if the information is materially different, such information does not materially adversely affect Buyer). Notwithstanding the above, Tenant Estoppel Certificates shall be required from Albertson's, Sav-on, and Hollywood Video.

     4.5  Service Contracts.  Buyer shall assume the obligations arising from
          -----------------
and after the Closing Date under the Service Contracts.

     4.6  Confidentiality. Prior to the Close of Escrow or in the event the
          ---------------
Close of Escrow never occurs, the Property Information and all other information, other than matters of public record or matters generally known to the public, furnished to, or obtained through inspection of the Real Property by Buyer, its affiliates, lenders, employees, attorneys, accountants, brokers and other professionals or agents (collectively "Buyer's Personnel") relating to the Real Property, will be treated by Buyer's Personnel as confidential, and will not be disclosed to anyone (except as reasonably required in connection with Buyer's evaluation of the Real Property) except to Buyer's Personnel who agree to maintain the confidentiality of such information, and will be returned to Seller by Buyer if the Close of Escrow does not occur. The terms of this Agreement will not be disclosed to anyone prior to or after the Close of Escrow except to Buyer's and Seller's consultants who agree to maintain the confidentiality of such information and Seller and Buyer agree not to make any public announcements or public disclosures or communicate with any media with respect to the subject matter hereof without the prior written consent of the other party (in their sole and absolute discretion). The confidentiality provisions of this Section 4.6 shall not apply to any disclosures made by Buyer or Seller as required by law, by court order, or in connection with any subpoena served upon Buyer or Seller; provided Buyer and Seller shall provide each other with written notice before making any such disclosure.

5.   OPERATIONS AND RISK OF LOSS
     ---------------------------

     5.1  Ongoing Operations. During the pendency of this Agreement, but subject
          ------------------
to the limitations set forth below, Seller shall carry on its businesses and activities relating to the Real Property substantially in the same manner as it did before the date of this Agreement.

     5.2  New Contracts. Prior to the expiration of the Due Diligence Period,
          -------------
Seller may without Buyer's consent enter into contracts relating to the Real Property, provided that Seller provides Buyer with written notice of the same. Following the expiration of the Due Diligence Period, Seller will not enter into any contract that will be an obligation affecting the Real Property subsequent to the Close of Escrow (except contracts entered into in the ordinary course of business that are terminable without cause on 30-days' notice), without the prior consent of Buyer, which shall not be unreasonably withheld or delayed.

     5.3  Leasing Arrangements. Prior to the expiration of the Due Diligence
          --------------------
Period, Seller may without Buyer's consent enter into new leases of space in the Real Property and amendments, expansions and renewals of the Leases, provided that Seller provides Buyer with copies of such new or modified leases at least five (5) days prior to the expiration of the Due Diligence Period. Following the expiration of the Due Diligence Period, Seller shall obtain Buyer's consent, which Buyer shall not unreasonably withhold or delay, before entering into any new lease of space in the Real Property and before entering into a Lease amendment, expansion, or renewal. Buyer shall be deemed to have consented to any new lease or any Lease amendment, expansion, or renewal if it has not notified Seller specifying with particularity the matters to which Buyer reasonably objects, within 5 business days after its receipt of Seller's written request for consent, together with a copy of the new Lease or Lease amendment, expansion, or renewal. At the Close of Escrow, Buyer shall reimburse Seller, on a pro-rated basis, for commissions, legal fees, the cost of tenant improvements, and all other costs and expenses paid by Seller with respect to all Lease amendments, expansions or renewals or new leases that were entered into pursuant to this Section 5.3 and, at Close of Escrow, shall assume in writing (pursuant to the Assignment of Leases and Contracts and Bill of Sale) Seller's obligations under such commission agreements and contracts for tenant improvements.

     5.4  Damage or Condemnation. Risk of loss resulting from any condemnation
          ----------------------
or eminent domain proceeding which is commenced or has been threatened against the Real Property before the Close of Escrow, and risk of loss to the Real Property due to fire, flood or any other cause (including an environmental casualty) before the Close of Escrow, shall remain with Seller. If before the Close of Escrow the Real Property or any portion thereof shall be materially damaged, or if the Real Property or any material portion thereof shall be subjected to a bona fide threat of condemnation or shall become the subject of any proceedings, judicial, administrative or otherwise, with respect to the taking by eminent domain or condemnation, then Buyer may elect not to acquire the Real Property by delivering written notice of such election to Seller within five (5) days after Buyer receives notification from Seller of the damage or taking, in which event Buyer shall no longer be obligated to purchase, and Seller shall no longer be obligated to sell, the Real Property. If the Closing Date is within the aforesaid 5-day period, then the Close of Escrow shall be extended to the next business day following the end of said 5-day period. If no such election is made, and in any event if the damage is not material, this Agreement shall remain in full force and effect, the purchase contemplated herein, less any interest taken by eminent domain or condemnation, shall be effected with no further adjustment, and upon the Close of Escrow; Seller shall assign, transfer and set over to Buyer all of the right, title and interest of Seller in and to any awards that have been or that may thereafter be made for such taking, and Seller shall assign, transfer and set over to Buyer any insurance proceeds that may thereafter be made for such damage or destruction giving Buyer cash at the Close of Escrow for any deductible under such policies. For purposes of this Section 5.4, the phrase(s) (i) "Material damage" or "Materially damaged" means damage (physical financial environmental or otherwise including events such as a Major Tenant terminates its lease a main access to the Property is taken or the number of parking spaces is reduced below minimum required by law or leases) reasonably exceeding one percent (1%) of the Purchase Price of the Real Property, and (ii) "material portion" means any portion of the Real Property that has a "fair market value" exceeding one percent (1%) of the Purchase Price of the Real Property.

6.   SELLER'S AND BUYER'S DELIVERIES
     -------------------------------

     6.1  Seller's Deliveries into Escrow. No less than one (1) business day
          -------------------------------
prior to the Closing Date, Seller shall deliver into Escrow (as such term is defined in Section 9 hereof) to the Escrow Holder the following:

          (a)  Deed. A deed (the "Deed") in the form attached hereto as Exhibit
               ----
E, executed and acknowledged by Seller, conveying to Buyer Seller's title to the Real Property.

          (b)  Assignment of Leases and Contracts and Bill of Sale. An
               ---------------------------------------------------
Assignment of Leases and Service Contracts and Bill of Sale ("Assignment of Leases and Contracts and Bill of Sale") in the form of Exhibit F attached hereto, executed by Seller.

          (c)  State Law Disclosures.  Such disclosures and reports as are
               ---------------------
required by applicable state and local law in connection with the conveyance of the Real Property.

          (d)  FIRPTA. A Foreign Investment in Real Property Tax Act affidavit
               ------
executed by Seller substantially in the form of Exhibit G attached hereto.

          (e)  Additional Documents.  Any additional documents that Escrow
               --------------------
Holder or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement.

     6.2  Buyer's Deliveries into Escrow. No less than one (1) business day
          ------------------------------
prior to the Closing Date, Buyer shall deliver into Escrow to the Escrow Holder the following:

          (a)  Purchase Price. The Purchase Price, less the Escrow Funds that is
               --------------
applied to the Purchase Price, plus or minus applicable prorations, deposited by Buyer with the Escrow Holder in immediate, same-day federal funds wired for credit into the Escrow Holder's escrow account and deposited in Escrow Holder's escrow account no later than 2:00 p.m. (California time) one business day prior to the Closing Date.

          (b)  Assumption of the Loan Documents. A fully executed Assumption of
               --------------------------------
the Loan in form and substance acceptable to the Lender, wherein Buyer assumes all responsibility for the Loan and Seller is released from all further liability for the Loan after the Close of Escrow.

          (c)  Assignment of Leases and Contracts and Bill of Sale.  An
               ---------------------------------------------------
Assignment of Leases and Contracts and Bill of Sale executed by Buyer.

          (d)  State Law Disclosures.  Such disclosures and reports as are
               ---------------------
required by applicable state and local law in connection with the conveyance of the Real Property.

          (e)  Additional Documents.  Any additional documents that Escrow
               --------------------
Holder or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement.

     6.3  Closing Statements/Escrow Fees: Tenant Notices. Concurrently with the
          ----------------------------------------------
Close of Escrow, Seller and Buyer shall deposit with the Escrow Holder executed closing statements consistent with this Agreement in the form required by the Escrow Holder and, Seller and Buyer shall execute at the Close of Escrow, and deliver to each tenant immediately after the Close of Escrow, tenant notices regarding the sale of the Real Property in substantially the form of Exhibit H attached hereto, or such other form as may be required by applicable state law.

     6.4  Post-Closing Deliveries. Immediately after the Close of Escrow, to the
          -----------------------
extent in Seller's possession, Seller shall deliver to the offices of Buyer's property manager: the original Leases; copies or originals of all contracts, receipts for deposits, and unpaid bills; all keys, if any,-used in the operation of the Real Property; and, if in Seller's possession or control, any "as-built" plans and specifications of the Improvements.

7.   CONDITIONS TO BUYER'S AND SELLER'S OBLIGATIONS.
     ----------------------------------------------

     7.1  Conditions to Buyer's Obligations. The Close of Escrow and Buyer's
          ---------------------------------
obligation to consummate the transaction contemplated by this Agreement are subject to the satisfaction of the following conditions for Buyer's benefit (or Buyer's waiver thereof it being agreed that Buyer may waive any or all of such conditions) on or prior to the Closing Date or on the dates designated below for the satisfaction of such conditions:

          (a) All of Seller's representations and warranties contained herein shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, subject to any qualifications hereafter made to any of Seller's representations as provided for in Section 11.1 hereof;

          (b) As of the Closing Date, Seller shall have performed its respective obligations hereunder and all deliveries to be made at Close of Escrow by Seller shall have been tendered;

          (c) There shall exist no actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, pending or threatened against Seller that would materially and adversely affect Seller's ability to perform its respective obligations under this Agreement;

          (d) There shall exist no pending or threatened action, suit or proceeding with respect to Seller before or by any court or administrative agency which seeks to restrain or prohibit, or to obtain damages or a discovery order with respect to, this Agreement or the consummation of the transaction contemplated hereby; and

          (e) No less than five (5) days prior to the Closing Date, Seller shall have delivered or caused to be delivered to Buyer, with respect to the Real Property, Tenant Estoppel Certificates and/or Seller Estoppel Certificates satisfying the requirements of Section 4.4, which estoppel certificates shall be consistent with the information set forth in the Rent Roll pursuant to Section 4.4.

          (f) The Title Company shall be ready, willing, and able to issue the Title Policy required by Section 4.2(c).

          (g) Lender shall have approved Buyer's assumption of the Loan upon the same terms outlined in the Loan Documents.

If, notwithstanding the non-satisfaction of any such condition, the Close of Escrow occurs, there shall be no liability on the part of Seller for breaches of representations and warranties of which Buyer had knowledge as of the Close of Escrow.

     7.2  Conditions to Seller's Obligations.
          ----------------------------------

          The Close of Escrow and Seller's obligations to consummate the transaction contemplated by this Agreement are subject to the satisfaction of the following conditions for Seller's benefit (or Seller's waiver thereof, it being agreed that Seller may waive any or all of such conditions) on or prior to the Closing Date or the dates designated below for the satisfaction of such conditions:

           (a) All of Buyer's representations and warranties contained herein shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date;

          (b) As of the Closing Date, Buyer has performed its obligations hereunder and all deliveries to be made at Close of Escrow by Buyer shall have been tendered including, without limitation, the deposit with Escrow Holder of the amounts set forth in Section 6:2(a) hereof;

          (c) There shall exist no actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, pending or threatened against Buyer that would materially and adversely affect Buyer's ability to perform its obligations under this Agreement; and

          (d) There shall exist no pending or threatened action, suit or proceeding with respect to Buyer before or by any court or administrative agency which seeks to restrain or prohibit, or to obtain damages or a discovery order with respect to, this Agreement or the consummation of the transaction contemplated hereby;

          (e) Seller shall have received all consents and assignments and approvals from all parties from whom such consents to assignments or approvals are needed under all contracts, covenants and other agreements relating to the Property; and

          (f) Seller shall have received a full general release signed by the broker, if any, referred to in Section 4 hereof, which shall be in form and substance reasonably acceptable to Seller, and shall release Seller from all costs, obligations, liabilities, commissions, fees, and claims arising from the transaction contemplated by this Agreement upon payment of the agreed upon commission.

8.   CLOSE OF ESCROW; POSSESSION.
     ---------------------------

     8.1 "Close of Escrow" shall mean and refer to Seller's receipt of the Purchase Price and the other amounts due Seller in accordance with the provisions of Section 9.1 (b) below. The Escrow (as such term is defined in Section 9-1 hereof) and Buyer's right to purchase the Real Property will terminate automatically if the Close of Escrow does not occur on or before 5:00 p.m. (California time) on the Closing Date.

     8.2 Sole exclusive possession of the Real Property, subject only to the Permitted Exceptions (as defined in Section 4.2.3 hereof), shall be delivered to Buyer on the Closing Date.

9.   ESCROW.
     ------

     9.1  Closing. The escrow (the "Escrow") for the consummation of this
          -------
transaction shall be established with Escrow Holder at the address indicated in
Section 15.1 hereof by the deposit of an original signed copy of this Agreement with Escrow Holder contemporaneously with the execution hereof. This Agreement shall constitute both an agreement among Buyer and Seller and escrow instructions for Escrow Holder. If Escrow Holder requires separate or additional escrow instructions which it deems necessary for its protection, Seller and Buyer hereby agree promptly upon request by Escrow Holder to execute and deliver to Escrow Holder such separate or additional escrow instructions (the "Additional Instructions"). In the event of any conflict or inconsistency between this Agreement and the Additional Instructions, this Agreement shall prevail and govern, and the Additional Instructions shall so provide. The Additional Instructions shall not modify or amend the provisions of this Agreement unless otherwise agreed to in writing by Seller and Buyer.

          On the Closing Date, provided that the conditions set forth in Sections 7.1 and 7-2 hereof have been satisfied or waived, Escrow Holder shall take the following actions in the order indicated below:

          (a) With respect to all closing documents delivered to Escrow Holder hereunder, and to the extent necessary, Escrow Holder is authorized to insert into all blanks requiring the insertion of dates the date of the recordation of the Deed or such other date as Escrow Holder may be instructed in writing by Seller and Buyer;

          (b) Deliver to Seller, in cash -or current funds, the Purchase Price, plus or minus, as the case may be, the amounts determined in accordance with the provisions of Section 10 hereof, Buyer's signed counterparts of the Assignment of Leases and Contracts and Bill of Sale and conformed copies of the recorded Deed;

          (c) Record the Deed in the official records of the County in which the Real Property is located;

          (d) Deliver to Buyer those items referred to in Section 6.1 hereof and a conformed copy of the recorded Deed;

          (e) Cause the Title Company to issue the Title Policy for the Real Property in accordance with the provisions of Section 4.2.3 hereof; and

          (f) Deliver to Seller and Buyer a final closing statement which has been certified by Escrow Holder to be true and correct.

     9.2  Escrow and Title Changes.
          ------------------------

          (a) Upon the Close of Escrow, escrow, title charges and other closing costs shall be allocated between Seller and Buyer as follows:

               (i) Seller shall pay: (1) the premiums for the Title Policy that are attributable to ALTA standard owner's coverage (up to a maximum of $0.65/$1,000.00 of coverage) and the cost of endorsements to the Title Policy required due to material defects in title to the Property, (2) the cost of recording the Deed, (3) one-half ('/z) of any escrow fees or similar charges (up to a maximum of $500.00) of Escrow Holder, and (4) all sales, gross receipts, compensating, stamp, excise, documentary, transfer, deed or similar taxes or fees (City, County and State) payable in connection with the consummation of the transactions contemplated by this Agreement.

               (ii) Buyer shall pay one-half (1/2) of any escrow fees or similar charges of Escrow Holder. Buyer shall also pay any title insurance premiums above the $0.65/$1,000.00 rate, and any additional costs (including any survey costs) for ALTA extended coverage and the cost of any endorsements to the Title Policy, if required by Buyer.

               (iii) Buyer shall pay all costs incurred in connection with Buyer's updating or recertifying the Existing Surveys or obtaining any surveys for the Real Property.

               (iv) Except to the extent otherwise specifically provided herein, all other expenses incurred by Seller and Buyer with respect to the negotiation, documentation and closing of this transaction, including, without limitation, Buyer's and Seller's attorneys' fees, shall be bottle and paid by the party incurring same.

          (b) If the Close of Escrow does not occur by reason of Buyer's or Seller's default under this Agreement, then all escrow and title charges (including cancellation fees) shall be borne by the party in default.

     9.3  Procedures upon Failure of Condition. Except as otherwise
          ------------------------------------
expressly provided herein, if any condition set forth in Sections 7.1 or 7.2 hereof is not timely satisfied or waived for a reason other than the default of Buyer or Seller in the performance of its respective obligations under this
Agreement:

          (a) This Agreement, the Escrow and the respective rights and obligations of Seller and Buyer hereunder shall terminate (other than the indemnity and insurance obligations of Buyer set forth in Sections 4.3(al and 14 hereof and the confidentiality provisions of Section 4.6 hereof which shall survive such termination) at the written election of the party for whose benefit such condition was imposed, which written election must be made (i) within three
(3) business days after the date such condition was to be satisfied, or (ii) on the date the Close of Escrow occurs, whichever occurs first;

          (b) Escrow Holder shall promptly return to Buyer all funds of Buyer in its possession, including the Escrow Funds, and to Seller and Buyer all documents deposited by them respectively, which are then held by Escrow Holder;

          (c) Buyer shall return to Seller the Property Information and Buyer shall deliver to Seller all Work Product (as such term is defined in Section
15.3 hereof); and

          (d) Any escrow cancellation and title charges shall be borne equally by Seller and Buyer.

10.  PRORATIONS.
     ----------

     The day the Close of Escrow occurs shall belong to Buyer and all prorations hereinafter provided to be made as of the Close of Escrow shall each be made as of the end of the day before the Closing Date. Pro-rations shall be based on a 360-day year. In each such proration set forth below, the portion thereof applicable to periods beginning as of Close of Escrow shall be credited to Buyer or charged to Buyer as applicable and the portion thereof applicable to periods ending as of Close of Escrow shall be credited to Seller or charged to Seller as applicable.

     10.1   Collected Rent. All rent (including, without limitation, all base
            --------------
rents, Operating Costs (as defined in Section 10.2), and retroactive rents) and all other collected income (and any applicable state or local tax on rent) under Leases (hereinafter collectively referred to as "Rents") in effect on the Closing Date shall be prorated as of the Close of Escrow. However, if Close of Escrow occurs during the first fifteen (15) days of the month, uncollected rent and other income shall not be prorated through Escrow, but shall be prorated outside of Escrow by the parties upon receipt by either Buyer or Seller, and, to the extent payable for the period prior to the Close of Escrow, shall remain the property of Seller. Any prepaid Rents for the period following the Closing Date shall be credited by Seller to Buyer at close of escrow. Any rent checks received by Buyer after the close of escrow shall be credited as follows: first, to current rent due Buyer; second, to delinquent rent due Buyer; and third, to delinquent rent due Seller. Seller may pursue collection of any Rents that were past due as of the Closing Date, provided that Seller shall have no right to terminate any Lease or any tenant's occupancy under any Lease in connection therewith.

     10.2   Operating Costs and Additional Rent Reconciliation. Seller, as
            --------------------------------------------------
landlord under the Leases, is currently collecting from tenants under the Leases additional rent to cover taxes, insurance, utilities (to the extent not paid directly by tenants), common area maintenance and other operating costs and expenses (collectively, "Operating Costs") in connection with the ownership, operation, maintenance and management of the Real Property. To the extent that any additional rent (including, without limitation, estimated payments for Operating Costs) is paid by tenants to the landlord under the Leases based on an estimated payment basis (monthly, quarterly, or otherwise) for which a future reconciliation of actual Operating Costs to estimated payments is required to be performed at the end of a reconciliation period, Buyer and Seller shall prorate said payments as of the Closing Date. (See Section 10.8 for post closing reconciliation.)

     10.3   Taxes and Assessments. Real estate taxes and assessments imposed by
            ---------------------
any governmental authority ("Taxes") with respect to the Real Property for the relevant tax year in which the Real Property is being sold and that are not yet due and payable or that have not yet been paid and that are not (and will not be) reimbursable by tenants under the Leases (or under leases entered into after the Close of Escrow for vacant space existing at the Close of Escrow) as Operating Costs shall be prorated as of the Close of Escrow based upon the most recent ascertainable assessed values and tax rates and based upon the number of days Buyer and Seller will have owned the Real Property during such relevant tax year. Seller shall receive a credit for any Taxes paid by Seller and applicable to any period after the Close of Escrow.

     10.4   Leasing Commissions Tenant Improvements and Service Contracts. At
            -------------------------------------------------------------
Close of Escrow, Buyer shall, pursuant to Section 5.3 hereinabove, assume its pro-rata share of the obligation to pay all leasing costs due after the Closing Date or that become due during the pendency of this Agreement (including, without limitation, the commissions and/or tenant improvements referenced in
Section 5.3 hereof) with respect to any lease transaction not included on the Rent Roll. Buyer will assume the obligations arising from and after the Closing Date under the Service Contracts.

     10.5   Tenant Deposits. All tenant security deposits actually received by
            ---------------
Seller and not applied, on or before the expiration of the Due Diligence Period, to tenant obligations under the Leases and acknowledged by Tenant Estoppels shall be transferred or credited to Buyer at the Close of Escrow or placed in escrow if required by law. As of the Close of Escrow, Buyer shall assume Seller's obligations related to tenant security deposits. Buyer will indemnify, defend, and hold Seller harmless from and against all demands and. claims made by tenants arising out of the transfer of any security deposits and will reimburse Seller for all attorneys' fees incurred or that may be incurred as a result of any such claims or demands as well as for all loss, expenses, verdicts, judgments, settlements, interest, costs and other expenses incurred or that may be incurred by Seller as a result of any such claims or demands by tenants. After the expiration of the Due Diligence Period Seller agrees not to apply any security deposits unless a tenant is vacating or lease requires return of said security deposit.

     10.6   Utilities and Utility Deposits. Utilities for the Property
            ------------------------------
(excluding utilities paid directly by tenants), including water, sewer, electric, and gas shall be prorated as of the Closing Date. Buyer shall be responsible for making any security deposits required by utility companies providing service to the Real Property.

     10.7   Owner Deposits.  This section was intentionally deleted.
            --------------

     10.8   Final Adjustment After Closing. If final prorations cannot be made
            ------------------------------
at the Close of Escrow for any item being prorated under this Section 10, then Buyer and Seller agree to allocate such items on a fair and equitable basis as soon as invoices or bills are available and applicable expense reconciliation with tenants have been completed on the basis of a comparison of actual vs. estimated payments. This reconciliation shall be prepared by Seller and presented to Buyer within 120 days of the Close of Escrow. Any overpayments by individual tenants shall be paid by Seller to the individual tenants with copy of same to Buyer upon presentation of the expense reconciliation to Buyer. Any underpayment by individual tenants shall be raid by individual tenants to Seller.

11.  SELLER'S REPRESENTATIONS AND WARRANTIES: AS IS.
     ----------------------------------------------

     11.1   Seller's Representations and Warranties. In consideration of Buyer
            ---------------------------------------
entering into this Agreement and as an inducement to Buyer to purchase the Real Property from Seller, Seller makes the following representations and warranties to Buyer:

            (a) Seller is duly formed, validly existing and in good standing, and has the legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement (and documents contemplated hereby) have been duly authorized and no other action by Seller is requisite to the valid and binding execution, delivery and performance of this Agreement, except as otherwise expressly set forth herein.

            (b) There is no agreement to which Seller is a party or to Seller's Actual Knowledge binding on Seller which is in conflict with this Agreement.

            (c)     This section was intentionally deleted.

            (d)     This section was intentionally deleted.

            (e)     This section was intentionally deleted.

            (f) To Seller's Actual Knowledge, Seller has received no written notice of any claims, actions, litigation, arbitration or other proceeding pending against Seller and relating to the Real Property or the transactions contemplated hereby except Mr. Ray Snowdon's pending "slip and fall" claim, which claim is covered by Seller's insurance and for which Seller's insurance company has assumed the defense , and Seller shall give Purchaser immediate notice of any such claim, litigation, proceeding or investigation that Seller receives written notice of prior to the Close of Escrow;

            (g) To Seller's Actual Knowledge, Seller has received no written notice of default from any of the parties to the Service Contracts. Such agreements constitute all agreements affecting the leasing, management, operating, maintenance and repair of the Real Property;

            (h) To Seller's Actual Knowledge, Seller has received no written notice of condemnation or annexation proceedings from any governmental authority that would affect the Real Property;

            (i) To Seller's Actual Knowledge, except for those parties allowed under the Leases to occupy their respective portions of the Real Property, there are no other leases which entitle other parties to occupy any other portions of the Real Property;

            (j) The Rent Roll. Leases and Service Contracts submitted to Buyer by Seller are true, correct and complete copies thereof; and

            (k) To Seller's Actual Knowledge, the financial information delivered by Seller to Purchaser with respect to the Real Property is true and correct in all material respects.

            (l)     Seller has no employees.

For purposes of this Section 11.1, the phrase "To Seller's Actual Knowledge" shall mean the actual (and not implied, imputed, or constructive) knowledge of Sharyn Mason (whom the Seller represents is the Property Manager for the Real Property) and the manager of Seller, without any inquiry or investigation of any other parties, including, without limitation, the tenants and the property manager of the Real Property.

The representations and warranties made by Seller in this Agreement shall survive the recordation of the Deed for a period of six (6) months and any action for a breach of Seller's representations or warranties must be made and filed within said six (6) month period. If, after the Effective Date, but before the Close of Escrow, Seller becomes aware of any facts or changes in circumstances that would cause any of its representations and warranties in this Agreement to be untrue at Close of Escrow, Seller shall promptly notify Buyer in writing of such fact. In such case, or in the event Buyer obtains information which would cause any of Seller's representations and warranties to be untrue at Close of Escrow, Buyer, as its sole and exclusive remedy, shall have the right to either (i) terminate this Agreement, in which case the Escrow Funds shall be immediately returned to Buyer and neither party shall have any rights or obligations under this Agreement (except for Sections 43(a), 15.3, and 15.5 which survive termination of this Agreement); or (ii) accept a qualification to Seller's representations and warranties as of the Close of Escrow and complete the purchase and sale of the Property without any rights to recovery for breach of the unqualified representation and warranty. Other than as set forth in the immediately preceding sentence, if Buyer proceeds with the Close of Escrow, Buyer shall be deemed to have expressly waived any and all remedies for the breach of any representation or warranty discovered by Buyer prior to the Close of Escrow.

     11.2   As Is.  As of the expiration of the Due Diligence Period, Buyer
            -----
will have:

            (a) had the opportunity to examine and inspect the Property and be satisfied with the physical condition, quality, quantity and state of repair of the Property in all respects (including, without limitation, the compliance of the Real Property with the Americans With Disabilities Act of 1990 Pub.L. 101-336, 104 Stat. 327 (1990), and any comparable local or state laws (collectively, the "ADA!) and by proceeding with this transaction following the expiration of the Due Diligence Period shall be deemed to have determined that the same is satisfactory to Buyer,

            (b) had the opportunity to review the Property Information and all instruments, records and documents which Buyer deems appropriate or advisable to review in connection with this transaction, including, but not by way of limitation, any and all architectural drawings, plans, specifications, surveys, building and occupancy permits, and any licenses, leases, contracts, warranties and guarantees relating to the Real Property or the business conducted thereon, and Buyer, by proceeding with this transaction following the expiration of the Due Diligence Period, shall be deemed to have determined that the same and the information and data contained therein and evidenced thereby are satisfactory to Buyer;

            (c) had the opportunity to review all applicable laws, ordinances, rules and governmental regulations (including, but not limited to, those relating to building, zoning and land use) affecting the development, use, occupancy or enjoyment of the Real Property, and Buyer, by proceeding with this transaction following the expiration of the Due Diligence Period, shall be deemed to have determined that the same are satisfactory to Buyer; and

            (d) at its own cost and expense, had the opportunity to make its own independent investigation respecting the Property and all other aspects of this transaction, and shall have relied thereon and on the advice of its consultants in entering into this Agreement, and Buyer, by proceeding with this transaction following the expiration of the Due Diligence Period, shall be deemed to have determined that the same are satisfactory to Buyer.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AND EXCEPT FOR SELLER'S REPRESENTATIONS AND WARRANTIES IN SECTION 11.1 OF THIS AGREEMENT AND ANY WARRANTIES OF TITLE CONTAINED IN THE DEED DELIVERED AT THE CLOSE OF ESCROW ("SELLER'S WARRANTEES"), THIS SALE IS MADE AND WILL BE MADE WITHOUT REPRESENTATION, COVENANT, OR WARRANTY OF ANY KIND (WHETHER EXPRESS, IMPLIED, OR, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, STATUTORY) BY SELLER. AS A MATERIAL PART OF THE CONSIDERATION FOR THIS AGREEMENT, BUYER AGREES TO ACCEPT THE PROPERTY ON AN

"AS IS" AND "WHERE IS" BASIS, WITH ALL FAULTS, AND WITHOUT ANY REPRESENTATION OR WARRANTY, ALL OF WHICH SELLER HEREBY DISCLAIMS, EXCEPT FOR SELLER'S WARRANTIES. EXCEPT FOR SELLER'S WARRANTIES, NO WARRANTY OR REPRESENTATION IS MADE BY SELLER AS TO FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY, DESIGN, QUALITY, CONDITION, OPERATION OR INCOME, COMPLIANCE WITH DRAWINGS OR SPECIFICATIONS, ABSENCE OF DEFECTS, ABSENCE OF HAZARDOUS OR TOXIC SUBSTANCES, ABSENCE OF FAULTS, FLOODING, OR COMPLIANCE WITH LAWS AND REGULATIONS INCLUDING, WITHOUT LIMITATION, THOSE RELATING TO HEALTH, SAFETY, AND THE ENVIRONMENT (INCLUDING, WITHOUT LIMITATION, THE ADA). BUYER ACKNOWLEDGES THAT BUYER HAS ENTERED INTO THIS AGREEMENT WITH THE INTENTION OF MAKING AND RELYING UPON ITS OWN INVESTIGATION OF THE PHYSICAL, ENVIRONMENTAL, ECONOMIC USE, COMPLIANCE, AND LEGAL CONDITION OF THE PROPERTY AND. EXCEPT FOR REPRESENTATIONS MADE HEREIN. THAT BUYER IS NOT NOW RELYING, AND WILL NOT LATER RELY, UPON ANY REPRESENTATIONS AND WARRANTIES MADE BY SELLER OR ANYONE ACTING OR CLAIMING TO ACT, BY, THROUGH OR UNDER OR ON SELLER'S BEHALF CONCERNING THE PROPERTY. ADDITIONALLY, BUYER AND SELLER HEREBY AGREE THAT (A) EXCEPT FOR SELLER'S WAS, BUYER IS TAKING THE PROPERTY "AS IS" WITH ALL LATENT AND PATENT DEFECTS AND THAT EXCEPT FOR SELLER'S WARRANTIES, THERE IS NO WARRANTY BY SELLER THAT THE PROPERTY IS FIT FOR A PARTICULAR PURPOSE, (B) EXCEPT FOR SELLER'S WARRANTIES, BUYER IS SOLELY RELYING UPON ITS EXAMINATION OF THE PROPERTY, AND (C) BUYER TAKES THE PROPERTY UNDER THIS CONTRACT UNDER THE EXPRESS UNDERSTANDING THAT THERE ARE NO EXPRESS OR IMPLIED WOES (EXCEPT FOR THE LIMITED WARRANTIES OF TITLE SET FORTH IN THE DEED AND SELLER'S WARRANTIES).

WITH RESPECT TO THE FOLLOWING, BUYER FURTHER ACKNOWLEDGES AND AGREES THAT SELLER SHALL NOT HAVE ANY LIABILITY, OBLIGATION, OR RESPONSIBILITY OF ANY KIND AND THAT SELLER HAS MADE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND:

1. THE CONTEXT OR ACCURACY OF ANY REPORT, STUDY, OPINION, OR CONCLUSION OF ANY SOILS, TOXIC, ENVIRONMENTAL, OR OTHER ENGINEER OR OTHER PERSON OR ENTITY WHO HAS EXAMINED THE PROPERTY OR ANY ASPECT THEREOF.

2. THE CONTENT OR ACCURACY OF ANY OF THE ITEMS (INCLUDING, WITHOUT LIMITATION, THE PROPERTY INFORMATION) DELIVERED TO BUYER PURSUANT TO BUYER'S REVIEW OF THE CONDITION OF THE PROPERTY; OR

3. THE CONSENT OR ACCURACY OF ANY PROJECTION, FINANCIAL, OR MARKETING ANALYSIS OR OTHER INFORMATION GIVEN TO BUYER BY SELLER OR REVIEWED BY BUYER WITH RESPECT TO THE PROPERTY.

BUYER ALSO ACKNOWLEDGES THAT THE REAL PROPERTY MAY OR MAY NOT CONTAIN ASBESTOS AND, IF THE REAL PROPERTY CONTAINS ASBESTOS, THAT BUYER MAY OR MAY NOT BE REQUIRED TO REMEDIATE ANY ASBESTOS CONDITION IN ACCORDANCE WITH APPLICABLE LAW.

BUYER IS A SOPHISTICATED REAL ESTATE INVESTOR AND IS, OR WILL BE AS OF THE CLOSE OF ESCROW, FAMILIAR WITH THE REAL PROPERTY AND ITS SUITABILITY FOR BUYER'S INTENDED USE. THE PROVISIONS OF THIS SECTION 11.2 SHALL SURVIVE INDEFINITELY ANY CLOSING OR TERMINATION OF THIS AGREEMENT AND SHALL NOT BE MERGED INTO THE DOCUMENTS EXECUTED AT CLOSE OF ESCROW.

                                             ____________________________
                                             BUYER'S INITIALS

12.  BUYER'S COVENANTS, REPRESENTATIONS, AND WARRANTIES; RELEASE; ERISA;
     -------------------------------------------------------------------
INDEMNIFICATION.
---------------

         In consideration of Seller entering into this Agreement and as an inducement to Seller to sell the Real Property to Buyer, Buyer makes the following covenants, representations, and warranties:

         12.1 Authority. Buyer has the legal right, power, and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery, and performance of this Agreement, except as otherwise expressly set forth herein. There is no agreement to which Buyer is a party or to Buyer's knowledge binding on Buyer which is in conflict with this Agreement.

         12.2  Release. By proceeding with this transaction following the
               -------
expiration of the Due Diligence Period, Buyer shall be deemed to have made its own independent investigation of the Property, the Property Information, and the presence of Hazardous Materials on the Real Property as Buyer deems appropriate. Accordingly, subject to the representations and warranties of Seller expressly set forth in Section 11.1 hereof and except for Seller's fraud, Buyer, on behalf of its and all of its officers, directors, shareholders, members, employees, representatives, and affiliated entities (collectively, the "Releasors") hereby expressly waives and relinquishes any and all rights and remedies Releasors may now or hereafter have against Seller, its successors, and assigns, partners, shareholders, officers, and/or directors and members (the "Seller Parties"), whether known or unknown, which may arise from or be related to (a) the physical condition, quality, quantity, and state of repair of the Real Property and the prior management and operation of the Real Property, (b) the Property Information, (c) the Real Property's compliance or lack of compliance with any federal, state, or local laws or regulations, and (d) any past, present, or future presence or existence of Hazardous Materials on, under, or about the Real Property or with respect to any past, present, or future violation of any rules, regulations, or laws, now or hereafter, enacted, regulation or governing the use, handling, storage, or disposal of Hazardous Materials, including, without limitation, (i) any and all rights and remedies Releasors may now or hereafter have under the Comprehensive Environmental Response Comparison and Liability Act of 1980 ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, and the Toxic Substance Control Act, all as amended, and any similar state, local or federal environmental law, rule or regulation, and (ii) any and all claims, whether known or unknown, now or hereafter existing, with respect to the Real Property under Section 107 of CERCLA (42 U.S.C.A. ss.9607). As used herein, the term "Hazardous Materials)" includes, without limitation, any hazardous or toxic materials, substances or wastes, such as (1) any materials, substances or wastes which are toxic, ignitable, corrosive or reactive and which are regulated by any local governmental authority, or any agency of the United States government, (2) any other material, substance, or waste which is defined or regulated as a hazardous material, extremely hazardous material, hazardous waste or toxic substance pursuant to any laws, rules, regulations or orders of the United States government, or any local governmental body, (3) asbestos, (4) petroleum and petroleum based products, (5) formaldehyde, (6) polychlorinated biphenyls
(PCBs), and (7) freon and other chlorofluorocarbons.

         WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER, ON BEHALF OF ITSELF AND THE OTHER RELEASORS, HEREBY ASSUMES ALL RISK AND LIABILITY RESULTING OR ARISING FROM, OR RELATING TO THE OWNERSHIP, USE, CONDITION, LOCATION, MAINTENANCE, REPAIR, OR OPERATION OF, THE PROPERTY.

         THE FOREGOING WAIVERS, RELEASES AND AGREEMENTS BY BUYER, ON BEHALF OF ITSELF AND THE RELEASORS, SHALL SURVIVE THE CLOSE OF ESCROW AND THE RECORDATION OF THE DEED AND SHALL NOT BE DEEMED MERGED INTO THE DEED UPON ITS RECORDATION.

         12.3  ERISA. Buyer is not purchasing any of the Property with "plan
               -----
assets" of an Employee Benefit Plan subject to Title I of the Employee Retirement Income Security Act of 1974 (as amended from time to time, the "Act," and together with any regulation, rule or judicial or administrative case, order, or pronouncement arising under or connected with the Act, "ERISA") or of a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). Buyer shall take all actions reasonably requested by Seller for the purpose of ensuring, to Seller's satisfaction, that the transactions contemplated herein will comply with ERISA and not result in an imposition of an excise tax under Section 4975 of the Code; such actions shall include, without limitation, the making of such further representations and warranties as Seller's counsel reasonably deems necessary to ensure that neither this Agreement nor any of the transactions contemplated herein will violate ERISA or result in an imposition of an excise tax under Section 4975 of the Code. In the event that this Agreement, or any transaction or other action by Seller in connection herewith, shall be deemed to violate ERISA or result in an imposition of an excise tax under Section 4975 of the Code, Seller may immediately terminate this Agreement (without any liability to Seller) in accordance with, and subject to the terms and conditions of, Section 9.3 hereof as if such termination arose from a failed condition under Section 9.3 hereof.

         12.4     Indemnification.  This section was intentionally deleted.
                  ---------------

13.      DEFAULT AND DAMAGES.
         -------------------

13.1     DEFAULT BY BUYER. BUYER AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT,
         ----------------
IN THE EVENT THE CLOSE OF ESCROW FAILS TO OCCUR DUE TO A BUYER DEFAULT (ALL .OF THE CONDITIONS TO BUYER'S OBLIGATIONS TO CLOSE HAVING BEEN SATISFIED OR WAIVED), SELLER WILL SUFFER DAMAGES IN AN AMOUNT WHICH WILL, DUE TO THE SPECIAL NATURE OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND THE SPECIAL NATURE OF THE NEGOTIATIONS WHICH PRECEDED THIS AGREEMENT, BE IMPRACTICAL OR EXTREMELY DIFFICULT TO ASCERTAIN. IN ADDITION, BUYER WISHES TO HAVE A LIMITATION PLACED UPON THE POTENTIAL-LIABILITY OF BUYER TO SELLER IN THE EVENT THE CLOSE OF ESCROW FAILS TO OCCUR DUE TO A BUYER DEFAULT, AND WISHES TO INDUCE SELLER TO WAIVE OTHER REMEDIES WHICH SELLER MAY HAVE IN THE EVENT OF A BUYER DEFAULT. BUYER AND SELLER, AFTER DUE NEGOTIATION, HEREBY ACKNOWLEDGE AND AGREE THAT THE AMOUNT OF THE ESCROW FUNDS REPRESENTS A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WILL SUSTAIN IN THE EVENT OF SUCH BUYER DEFAULT. BUYER AND SELLER HEREBY AGREE THAT SELLER MAY, IN THE EVENT THE CLOSE OF ESCROW FAILS TO OCCUR DUE TO A BUYER DEFAULT, TERMINATE THIS AGREEMENT BY WRITTEN NOTICE TO BUYER AND ESCROW HOLDER, CANCEL THE ESCROW AND RECEIVE (OR RETAIN IF SELLER ALREADY HOLDS) THE ESCROW FUNDS AS LIQUIDATED DAMAGES AND ESCROW HOLDER SHALL IMMEDIATELY DELIVER (UNLESS IT HAS ALREADY DONE SO) THE ESCROW FUNDS TO SELLER AFTER NOTICE IS GIVEN TO BUYER SUCH RETENTION OF THE ESCROW FUNDS BY SELLER LS. INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER.

         NOTHING IN THIS SECTION 13.1 SHALL (A) PREVENT OR PRECLUDE ANY RECOVERY OF ATTORNEYS' FEES OR OTHER COSTS INCURRED BY SELLER PURSUANT TO SECTION 15.5 OR
(B) IMPAIR OR LIMIT THE EFFECTIVENESS OR ENFORCEABILITY OF THE INDEMNIFICATION OBLIGATIONS OF BUYER CONTAINED IN SECTIONS 4.3(a) AND 13 HEREOF. SELLER AND BUYER ACKNOWLEDGED THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS
SECTION 13.1 AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.

         Buyer's Initials:______________    Sellers' Initials:_____________


         13.2  Default by Seller. If Seller defaults in obligationsto sell and
               -----------------
convey the Property to Buyer pursuant to this Agreement, Buyer's sole and exclusive remedy shall be to elect one of the following: (a) to terminate this Agreement, in which event Buyer shall be entitled to the return by the Escrow Holder to Buyer of the Escrow Funds and Buyer's out-of-pocket due diligence costs, which due diligence costs shall not exceed $25,000.00 or (b) to bring a suit for specific performance, provided that any suit for specific performance must be brought as to the Property within 30 days of Seller's default, Buyer waiving the right to bring suit any later date to the extent permitted by law. This Agreement confers no present right, title, or interest in the Property to Buyer and Buyer agrees not to file a lis pendens or other similar notice against the Real Property except in connection with, and after, the proper filing of a suit for specific performance.

14.      BROKER'S COMMISSIONS.
         --------------------

         Neither party hereto has had any contact or dealing regarding the Real Property, or any communication in connection with the subject matter of this transaction, through any licensed real estate broker or other person who can claim a right to a commission or finder's fee as a procuring cause of the sale contemplated herein except for Triple Net Realty, Inc. which will be paid a commission of $350,000 through Escrow upon Close of Escrow. In the event that any broker or finder perfects s claim for a commission or finder's fee, the party responsible for the contact or communication on which the broker or finder perfected such claim shall indemnify, save harmless, and defend the other party from said claim and all costs and expenses (including reasonable attorneys' fees) incurred by the other party in defending against same.

15.      MISCELLANEOUS PROVISIONS.
         ------------------------

         15.1     Notices. All written notices or demands of any kind which be
                  -------
required or may desire to serve on the other in connection with this Agreement shall be served by personal service, by registered or certified mail, recognized overnight courier service or facsimile transmission. Any such notice or demand so to be served by registered or certified mail, recognized overnight courier service or facsimile transmission shall be delivered with all applicable delivery charges thereon fully prepaid and, if the party so to be served be the Buyer, addressed to Buyer as follows:

                  Triple Net Properties
                  1551 N. Tustin Ave., Suite 650
                  Santa Ana, CA  92705
                  Attention: Richard Gee
                  Telephone No.: (714) 667-8252
                  Fax No.: (714) 667-0611

         with a copy Buyer's Counsel as follows:

                  Hirschler, Fleischer, Weinberg, Cox & Allen
                  The Federal Reserve Bank Building
                  701 E. Byrd St., 15th Floor
                  Richmond, VA  23219
                  Telephone No.: (804) 771-9500
                  Fax No.: (804) 644-0957

         and, if the party so to be served be Seller, addressed to Seller as follows:

                  Drummer Boy Holdings, LLC
                  3 Imperial Promenade, Suite 550
                  Santa Ana, CA 92707
                  Attention: Andrew Sun
                  Telephone No.: (714) 662-6900, Ext. 11
                  Fax No.: (714) 662-7788

         and, if the party to be served be Escrow Holder, addressed to Escrow Holder as follows:

                  Chicago Title Company
                  560 E. Hospitality Lane, Suite 100
                  San Bernardino, CA 92408
                  Attention: Kandy Knotts
                  Telephone No.: (909) 884-0448 Ext. 7857
                  Fax No.: (909) 384-7855

Service of any such notice or demand so made by personal delivery, registered or certified mail, recognized overnight courier or facsimile transmission shall be deemed complete on the date of actual delivery as shown by the addressee's registry or certification receipt or, as to facsimile transmissions, by "answer back confirmation" (provided that a copy of such notice or demand is delivered by any of the other methods provided above within one (1) business day following receipt of such facsimile transmission), as applicable, or at the expiration of the third (3rd) business day after the date of dispatch, whichever is earlier in time. Either party hereto may from time to time, by notice in writing served upon the other as aforesaid, designate a different mailing address to which or a different person to whose attention all such notices or demands are thereafter to be addressed.

         15.2  Assignment; Binding on Successors and Assigns. Except for an
               ---------------------------------------------
assignment of this Agreement to Buyer's affiliate, Buyer shall not assign, transfer or convey its rights or obligations under this Agreement or with respect to the Property without the prior written consent of Seller, which consent Seller may withhold in its sole, absolute and subjective discretion. Any attempted assignment without the prior written consent of Seller, except as provided herein, shall be void and Buyer shall be deemed in default hereunder. Any assignment shall not relieve the assigning party from its liability under this Agreement. Subject to the foregoing, and except as provided to the contrary herein, the terms, covenants, conditions and warranties contained herein and the powers granted hereby shall inure to the benefit of and bind all parties hereto and their respective heirs, executors, administrators, successors and assigns, and all subsequent owners of the Property. Notwithstanding the above, Buyer shall have the right to assign its interest hereunder to an entity formed in compliance with Lender's request or in which it will act as a general partner or own a controlling interest as a general partner.

         15.3  Work Product. Effective upon and in the event of a termination of
               ------------
this Agreement for any reason, Buyer shall assign and deliver to Seller (at no cost to Seller), and does hereby assign without the need for any further act or instrument (at no cost to Seller), all reports which have been prepared by Buyer in-house or by Buyer's third party consultants, whether prior to the Opening of Escrow or during the period of Escrow in connection with Buyer's proposed acquisition, development, use or sale of the Real Property (collectively, the "Work Product"). In such event, Buyer shall deliver the Work Product which has been assigned to Seller not later than five (5) days after the date of the termination of this Agreement. The Work Product shall be fully paid for and shall not be subject to any lien, encumbrance or claim of any kind. Buyer shall also return all materials and information (including, without limitation, the Property Information) given to it by Seller or its consultants during Escrow, in the same condition as delivered to Buyer.

         15.4  Further Assurances. In addition to the acts and deeds recited
               ------------------
herein and contemplated to be performed, executed or delivered by Seller or Buyer, Seller and Buyer hereby agree to perform, execute and deliver, or cause to be performed, executed and delivered, on the Closing Date or thereafter any and all such further acts, deeds and assurances as Buyer or Seller, as the case may be, may reasonably require in order to consummate fully the transactions contemplated hereunder.

         15.5  Attorneys' Fees. If any legal action or any arbitration or other
               ---------------
proceeding is brought or if an attorney is retained for the enforcement of this Agreement or any portion thereof, or because of any alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover from the other reimbursement for the reasonable fees of attorneys and other costs (including court costs and witness fees) incurred by it, in addition to any other relief to which it may be entitled. The terns "prevailing party" means the party obtaining substantially the relief sought, whether by compromise, settlement, or judgment.

         15.6  Survival of Representations, Warranties, and Agreements. Unless
               -------------------------------------------------------
otherwise expressly stated in this Agreement (a) each of the covenants, obligations, representations, and agreements contained in this Agreement shall survive the Close of Escrow and the execution and delivery of the Deed only for a period of six (6) months immediately following the Closing Date, and (b) any claim based upon a misrepresentation or a breach of a warranty contained in this Agreement shall be actionable or enforceable if and only if notice of such claim is given to the party which allegedly made such misrepresentation or breached such covenant, obligation, warranty or agreement within six (6) months after the Closing Date; provided, however, in no event shall Seller's liability, if any, with respect to any breach of Seller's representations or warranties hereunder exceed $100,000 in the aggregate: Notwithstanding anything stated to the contrary in this Agreement, the indemnification provisions of Sections 43(a),
10.5 and Section 14 hereof and the provisions of Sections 4.6. 10.1, 10.3, 10.8, 11.1, 11.2, 12. 1, 12.2, 12.3, 13.2.15.3, 15.5. and 15.17 hereof shall survive the termination of this Agreement or the Close of Escrow without limitation, and shall not be merged with the recording of the Deed.

         15.7  Entire Agreement. This Agreement contains the entire agreement
               ----------------
and understanding of the parties in respect to the subject matter hereof and the parties intend for the literal words of this Agreement to govern and for all prior negotiations, drafts, and other extrinsic communications, whether oral or written, to have no significance or evidentiary effect. The parties further intend that neither this Agreement nor any of its provisions may be changed, amended, discharged, waived or otherwise modified orally except only by an instrument in writing duly executed by the party to be bound thereby. The parties hereto fully understand and acknowledge the importance of the foregoing sentence and are aware that the law may permit subsequent oral modification of a contract notwithstanding contract language which requires that any such modification be in writing; but Buyer and Seller firmly and expressly intend that the foregoing requirements as to a writing be strictly adhered to and strictly interpreted and enforced by any court which may be asked to decide the question. Each party hereto acknowledges that this Agreement accurately reflect the agreements and understandings of the parties hereto with respect to the subject matter hereof and hereby waive any claim against the other party which such party may now have or may hereafter acquire to the effect that the actual agreements and understandings of the parties hereto with respect to the subject matter hereof may not be accurately set forth, in this Agreement.

         15.8     Governing Law. This Agreement shall be governed by the laws of
                  -------------
the State of Nevada.

         15.9     Counterparts. This Agreement may be executed simultaneously in
                  ------------
one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         15.10    Headings; Construction. The various headings of this Agreement
                  ----------------------
are included for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the feminine and the neuter and vice versa. The use in this Agreement of the term "including" and related terms such as "include" shall in all cases mean "without limitation." All references to "days" in this Agreement shall be construed to mean calendar days unless otherwise expressly provided and all references to "business days" shall be construed to mean days on which national banks are open for business.

         15.11    Time of Essence. Seller and Buyer hereby acknowledge and agree
                  ---------------
that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof and failure to perform timely any of the terms, conditions, obligations or provisions hereof by either party shall constitute a material breach of, and non-curable (but waivable) default under this Agreement by the parties so failing to perform.

         15.12    Partial Validity; Severability. If any term or provision of
                  ------------------------------
this Agreement or the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

         15.13    No Third-Party Beneficiaries. This Agreement is for the sole
                  ----------------------------
and exclusive benefit of the parties hereto and their respective permitted successors and assigns, and no third party is intended to, or shall have, any rights hereunder.

         15.14    Joint Product of Parties. This Agreement is the result of
                  ------------------------
arms-length negotiations between Seller and Buyer and their respective attorneys. Accordingly, neither party shall be deemed to be the author of this Agreement and this Agreement shall not be construed against either party.

         15.15    Calculation of Time Periods. Unless otherwise specified, in
                  ---------------------------
computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday for national banks in California, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. Unless otherwise expressly provided herein, the last day of any period of time described herein shall be deemed to end at 5:00 p.m., California time.

         15.16    Procedure for Indemnity. The following provisions govern
                  -----------------------
actions for indemnity under this Agreement. Promptly after receipt by an indemnitee of notice of any claim, such indemnitee will, if a claim in respect thereof is to be made against the indemnitor, deliver to the indemnitor written notice thereof and the indemnitor shall have the right to participate in and, if the indemnitor agrees in writing that it will be responsible for any costs, expenses, judgments, damages, and losses incurred by the indemnitee with respect to such claim, to assume the defense thereof, with counsel mutually satisfactory to the parties; provided, however, that an indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnitor, if the indemnitee reasonably believes that representation of such indemnitee by the counsel retained by the indemnitor would be inappropriate due to actual or potential differing interests between such indemnitee and any other party represented by such counsel in such proceeding. The failure of indemnitee to deliver written notice to the indemnitor within a reasonable time after indemnitee receives notice of any such claim shall relieve such indemnitor of any liability to the indemnitee under this indemnity only if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnitor will not relieve it of any liability that it may have to any indemnitee other than under this indemnity. If an indemnitee settles a claim without the prior written consent of the indemnitor, then the indemnitor shall be released from liability with respect to such claim unless the indemnitor has unreasonably withheld such consent.

         15.17    Section 1031 Exchange. Seller may consummate the sale of the
                  ---------------------
Real Property as part of a so-called like kind exchange (the "Exchange") pursuant to ss. 1031 of the Internal Revenue Code of 1986, as amended (the "Code"), provided that: (a) the Close of Escrow shall not be delayed or affected by reason of the Exchange nor shall the consummation or accomplishment of the Exchange be a condition precedent or condition subsequent to Seller's obligations under this Agreement; (b) Seller shall effect the Exchange through an assignment of its rights under this Agreement to a qualified intermediary; and (c) Buyer shall not be required to take an assignment of the purchase agreement for the replacement property or be required to acquire or hold title to the Real Property for purposes of consummating the Exchange. Buyer shall not by this agreement or acquiescence to the Exchange (1) have its rights under this Agreement affected or diminished in any manner or (2) be responsible for compliance with or be deemed to have warranted to Seller that the Exchange in fact complies with ss. 1031 of the Code.

         15.18    Waiver of Jury Trial. To the extent permitted by applicable
                  --------------------
law, the parties hereby waive any right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         15.19    No Personal Liability. Notwithstanding anything stated to the
                  ---------------------
contrary herein, Seller's liability under this Agreement shall be limited to Seller's interest in the Property and neither Seller, Seller's asset manager, nor Seller's directors, employees or agents shall have any personal liability hereunder.

         15.20    Joint and Several Liability. If Buyer is composed of more than
                  ---------------------------
one individual or entity, all obligations and liabilities of Buyer under this Agreement shall be joint and several as to each of the individuals or entities who compose Buyer.

BUYER                                  SELLER

TRIPLE NET PROPERTIES, LLC             DRUMMER BOY HOLDINGS, LLC.
a Virginia limited liability company   a Nevada limited liability company


By:      /s/ Anthony N. Thompson       By:      /s/ Anthony Sun
   --------------------------------       --------------------------------
Print:                                          Print:
      ---------------------------------               -------------------------


AGREED TO ON October 2, 2000 AS TO
PROVISIONS RELATING TO ESCROW HOLDER

CHICAGO TITLE COMPANY


By:      /s/ Kandy Knotts
   ------------------------------------
Its: Senior Escrow Officer

Escrow No 2046247 - K41Escrow Officer Kandy Knotts        Date  October 20, 2000


THE PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS, DATED AS OF AUGUST 24,2000 AND THE ORIGINAL ESCROW INSTRUCTIONS DATED OCTOBER 2, 2000 AND ANY AMENDMENTS AND/OR SUPPLEMENTS THERETO, ARE HEREBY AMENDED AND/OR SUPPLEMENTED AS SET FORTH HEREIN:

1. PARAGRAPH 3.1 IS HEREBY AMENDED TO PROVIDE THAT THE PURCHASE PRICE SHALL BE REDUCED TO $17,150,000.00.

2. PARAGRAPH 14 OF THE AGREEMENT IS HEREBY AMENDED TO PROVIDE THAT THE COMMISSION TO TRIPLE NET REALTY, INC ("BROKER"), PAYABLE BY SELLER, SHALL BE REDUCED TO $150,000.00.

3. BUYER HERESY WAIVES ALL DUE DILIGENCE MATTERS AS STATED IN PARAGRAPH 4 OF THE PURCHASE AND SALE AGREEMENT AND SHALL DEPOSIT THE ADDITIONAL DEPOSIT WITH ESCROW HOLDER WITHIN ONE (1) DAY AFTER ESCROW HOLDER'S RECEIPT OF THIS FULLY EXECUTED AMENDMENT. HOWEVER, THE PARTIES ACKNOWLEDGE THAT THE AGREEMENT REMAINS SUBJECT TO (a) THE SATISFACTION OF ITEMS 5, 6, 7, AND 8 OF LENDER'S CONDITIONS TO BUYER'S ASSUMPTION OF THE EXISTING LOAN AS OUTLINED IN LENDER'S LETTER DATED OCTOBER 4.2000 ("LENDER'S LETTER', ATTACHED HERETO AND INCORPORATED HEREIN ("LOAN CONTINGENCY"), (b) SELLER'S DELIVERY TO LENDER OF SELLER'S CLOSING SETTLEMENT STATEMENT, IF REQUIRED BY LENDER, AND ITEM 10 OF LENDER'S LETTER, AND
(c) SELLER'S DELIVERY OF TENANT ESTOPPEL CERTIFICATES 1N ACCORDANCE WITH PARAGRAPH 4.4 (COLLECTIVELY, THE "OUTSTANDING ITEMS"), BUYER SHALL WORK DILIGENTLY WITH LENDER IN GOOD FAITH IN ORDER TO WAIVE THE LOAN CONTINGENCY ON OR BEFORE OCTOBER 30, 2000 ("LOAN DEADLINE"). IN THE EVENT THE REQUIREMENTS IN SECTION (a) ABOVE ARE NOT SATISFIED AND BUYER FAILS TO NOTIFY SELLER IN WRITING ON OR BEFORE THE LOAN DEADLINE THAT BUYER WAIVES THE LOAN CONTINGENCY, THE AGREEMENT WILL BE AUTOMATICALLY EXTENDED TO NOVEMBER 12,2000, PROVIDED, HOWEVER, THAT IF SELLER NOTIFIES BUYER ON OR BEFORE NOVEMBER 2,2000, THAT SELLER IS TERMINATING THE AGREEMENT, THEN THE AGREEMENT SHALL BE DEEMED TERMINATED, AND ESCROW HOLDER SHALL IMMEDIATELY RETURN THE ESCROWED FUNDS TO BUYER.

4. BUYER HEREBY AGREES THAT BUYER SHALL BE OBLIGATED TO CLOSE ESCROW ON THE PROPERTY UNDER THE TERMS OF THE AGREEMENT AS AMENDED HEREBY SO LONG AS THE RENTS ROLL IS NOT MATERIALLY INCORRECT. A DECREASE IN THE SUM OF SCHEDULED MONTHLY RENT OF SHOPS "C" TENANTS OF LESS THAN FIVE PERCENT (6%) OF THE SUM OF SCHEDULED MONTHLY RENT OF SHOPS "C" TENANTS LISTED ON THE RENT ROLL DATED 10/2/00 SHALL NOT BE CONSIDERED MATERIAL.

5. EXCEPT AS PROVIDED HEREINABOVE, THE ESCROWED FUNDS ARE NON-REFUNDABLE TO BUYER AND SHALL BE RETAINED BY SELLER IN THE EVENT BUYER DEFAULTS UNDER THE AGREEMENT FOR ANY REASON.

6. THE CLOSING DATE SHALL BE DEEMED TO BE NOVEMBER 13, 2000. IN THE EVENT BUYER EXERCISES ANY EXTENSIONS TO THE CLOSING DATE, THERE SHALL BE A CLOSING BLACK-OUT TIME PERIOD FROM DECEMBER 15, 2000 TO JANUARY 2, 2001 ('CLOSING BLACK-OUT PERIOD"). THE PARTIES AGREE NOT TO SCHEDULE THE CLOSING DATE WITHIN THE CLOSING BLACK-OUT PERIOD.

7. EXCEPT AS SET FORTH ABOVE, BUYER RETRACTS ITS OCTOBER 6, 2000 DUE DILIGENCE DISAPPROVAL LETTER AND CONFIRMS THAT THE AGREEMENT IS HEREBY RATIFIED AND REMAINS IN FULL FORCE AND EFFECT.

ALL OTHER TERMS AND CONDITIONS ARE TO REMAIN THE SAME.

SELLER:

DRUMMER BOY HOLDINGS, LLC,
A NEVADA LIMITED LIABILITY COMPANY


BY:      /s/ Andrew Sun
   -----------------------------------------------
         ANDREW SUN, MANAGER


BUYER:

TRIPLE NET PROPERTIES,
A VIRGINIA LIMITED LIABILITY COMPANY


BY:      /s/ Anthony W. Thompson
   ------------------------------------------------
         ANTHONY W. THOMPSON

The Purchase Agreement relating to the aforementioned escrow is hereby amended as follows:

1. Seller hereby grants Buyer an Option #4 to extend the closing date for an additional thirty (30) days. Buyer may exercise Option #4 upon depositing an additional $200,000.00 extension fee, payable pursuant to
         1.1 of the Purchase Agreement.

2. Buyer hereby waives the loan contingency and all other contingencies under the Purchase Agreement.

3.       The original closing date of November 20, 2000 shall remain unchanged.

4. Buyer will deposit (a) $100,000.00 as required for the satisfaction of the due diligence items, and (b) $100,000.00 as payment in exercise Option #1. Buyer hereby exercises Option #1 and extends the Closing Date to December 20, 2000.

The undersigned hereby approve of the terms and condition stated above.

Seller                                     Buyer

Drummer Boy Holding, LLC                   Triple Net Properties, LLC
a Nevada limited liability company         a Virginia limited liability company


         /s/ Andrew Sun                        /s/ Anthony W. Thompson
------------------------------------       -------------------------------------

Pursuant to Section 1.1(b) of the Purchase Agreement, Buyer hereby extends the Closing Date to January 20, 2001 and is depositing an additional $200,000

The undersigned hereby approve of the terms and conditions stated above.


Triple Net Properties, LLC                        Drummer Boy Holdings, LLC


/s/ Anthony W. Thompson                           /s/ Andrew Sun
---------------------------              --------------------------------

Pursuant to Section 1.1(b) of the Purchase Agreement, Buyer hereby exercises extension No. 3 and extends the Closing Date to February 19, 2001 and is depositing an additional $300,000 on or before January 19, 2001.

The undersigned hereby approve of the terms and conditions stated above.


Triple Net Properties, LLC                        Drummer Boy Holdings, LLC


/s/ Anthony W. Thompson                           /s/ Andrew Sun
---------------------------              --------------------------------

         In accordance with your recent telephone conversation with Mr. Joshua Hsu of our offices, the undersigned parties hereby agree to amend that certain Purchase and Sale Agreement and Escrow Instructions, dated August 24, 200 (the "Agreement"), by and between DRUMMER BOY HOLDINGS, LLC, a Nevada limited liability company ("Seller"), and TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company ("Buyer"), as follows:

         1. Buyer acknowledges that it has previously exercised Options 1, 2, and 3 pursuant to Section 1.1(a) of the Agreement. Accordingly, pursuant to Option #3, the Closing Date has been extended to February 19, 2001.

         2. Buyer hereby exercises Option #4 to extend the Closing Date to March 21, 2001 in accordance with the letter agreement dated November 22, 2000 addressed to the Escrow Holder and executed by Buyer and Seller (the "November 22 Amendment"); provided, however, that Buyer's exercise of Option #4 shall not be effective unless on or before the date of February 16, 2001, Buyer deposits the extension fee of Two Hundred Thousand Dollars ($200,000) into Escrow as required by the November 22 Amendment. In the event Buyer fails to deposit said extension fee into Escrow by February 16, 2001, then Option #4 shall be void and of no force or effect.

         3. In the event Buyer validly exercises Option #4 in accordance with Paragraph 2 above, then Seller hereby grants to Buyer an Option #6 to further extend the Closing Date to April 20, 2001; provided, however, that as a condition to Buyer's exercise of Option #6, Buyer shall deposit into Escrow an additional, non-refundable extension fee in the amount of Two Hundred Fifty Thousand Dollars ($250,000) to be applied to purchase price by March 20, 2001. Said extension fee shall be paid by Buyer in accordance with the last paragraph of Section 2.2 of the Agreement.

         4. As consideration to Seller for entering into this letter agreement, Buyer hereby agrees as follows:

            a. Buyer hereby authorizes the Escrow Holder to release to Seller, from Escrow, funds in the amount of Five Hundred Thousand dollars ($500,000), which funds shall be released to Seller on or before the date of February 19, 2001 or as soon thereafter as the Escrow Holder can cause said funds to be wire transferred to Seller. Said funds shall be non-refundable, but shall be applicable to the Purchase Price. Buyer hereby instructs the Escrow Holder to release said funds to Seller without any further authorization from Buyer and agrees to indemnify and hold the Escrow Holder harmless from and against any liability or damages resulting from the release of said funds to Seller.

            b. Seller represents that, as of the date hereof, the sum of scheduled Monthly Rent of Shops "C" tenants is not less than 95% of the sum of scheduled Monthly Rent of Shops "C" tenants listed on the Rent Roll dated 10/01/00. Accordingly, Buyer hereby waives any requirement as to the sum of the scheduled monthly rent of Shop "C" tenants. Buyer shall be obligated to close Escrow for the purchase of the Property regardless of any change in the scheduled monthly rent of Shop "C" tenants subsequent to the date hereof.

            c. Buyer acknowledges that Seller has almost completed the process of obtaining Tenant Estoppel Certificates pursuant to Section 4.4 of the Agreement. Buyer agrees that Seller shall not be required to obtain a second Tenant Estoppel Certificate from any tenant of the Property, notwithstanding any extensions to the Closing Date exercised by Buyer.

         5. All capitalized terms used herein shall have the same meaning as in the Agreement.

         If the above is consistent with your understanding, please have this letter duly countersigned by the authorized persons for Triple Net Properties, LLC and Triple Net Realty, Inc. and return a fully executed copy of this letter to Joshua Hsu for further handling. If we do not receive a fully executed copy of this letter from you by the date of February 16, 2001, this letter agreement shall be null and void.

         Thank you for your prompt attention to this matter.

Sincerely,                                  Acknowledged and Agreed to by:

DRUMMER BOY HOLDINGS, LLC                   TRIPLE NET PROPERTIES, LLC

         /s/ Anthony Sun                      /s/ Anthony W. Thompson
------------------------------------     --------------------------------
Manager

                                              TRIPLE NET REALTY, INC.


                                                    /s/ Anthony W. Thompson
                                              -----------------------------

THE PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS, DATED AS OF AUGUST 24, 2000 AND THE ORIGINAL ESCROW INSTRUCTIONS, DATED OCTOBER 2, 2000, AND ANY AMENDMENTS AND/OR SUPPLEMENT THERETO ARE HEREBY AMENDED AND/OR SUPPLEMENTED AS SET FORTH HEREIN.

A. TRIPLE NET PROPERTIES, ORIGINAL BUYER, HEREBY ASSIGNS TO TREIT - PAHRUMP, LLC, ASSIGNED BUYER, ALL INTEREST IN AND TO ALL RIGHT TO ACQUIRE TITLE TO THE PROPERTY WHICH IS THE SUBJECT OF THIS ESCROW AND ALL FUNDS ON DEPOSIT TO THE ACCOUNT OF ORIGINAL BUYER. NO CONSIDERATION IS TO BE PAID TO ORIGINAL BUYER THROUGH THIS ESCROW FOR OR ON ACCOUNT OF THIS ASSIGNMENT.

         ASSIGNED BUYER AGREES TO PERFORM IN ACCORDANCE WITH THE AGREEMENT AND TO BE BOUND BY ALL THE TERMS THEREOF IN ALL RESPECTS AS IF HE WERE THE ORIGINAL PARTY TO THE AGREEMENT IN PLACE OF ORIGINAL BUYER.

         SELLER HEREBY ACCEPTS ASSIGNED BUYER IN PLACE OF ORIGINAL BUYER AS THE SUBSTITUTED PARTY TO SAID AGREEMENT AS IF ASSIGNED BUYER WERE ORIGINALLY NAMED THEREIN AS A PARTY IN PLACE OF ORIGINAL BUYER.

B. ESCROW HOLDER HAS RECEIVED A SCHEDULE OF TENANTS FOR SUBJECT PROPERTY, A COPY OF WHICH IS ATTACHED HERETO AND MADE A PART HEREOF. ASSIGNED BUYER AND SELLER HEREIN APPROVE SAID PRORATION SCHEDULE BY THEIR SIGNATURES ON THIS AMENDMENT. ESCROW HOLDER IS INSTRUCTED TO USE SAID SCHEDULE FOR THE PRORATION OF RENTS AND THE ADJUSTMENTS OF SECURITY DEPOSITS IN THIS ESCROW.

C. CLOSING COSTS SHALL BE ALLOCATED BETWEEN ASSIGNED BUYER AND SELLER PER THEIR INDIVIDUAL ESTIMATED CLOSING STATEMENTS WHICH WILL BE APPROVED PRIOR TO CLOSE OF ESCROW.

D. THE UNDERSIGNED ASSIGNED BUYER HEREIN STATES THAT ALL OF THE CONDITIONS PRECEDENT TO THE CLOSE OF THIS ESCROW HAVE BEEN SATISFIED AND/OR WAIVED.

E. THE UNDERSIGNED SELLER HEREIN STATES THAT ALL OF THE CONDITIONS PRECEDENT TO THE CLOSE OF THIS ESCROW HAVE BEEN SATISFIED AND/OR WAIVED.

         ALL OTHER TERMS AND CONDITIONS ARE TO REMAIN THE SAME.


                         Signatures on following page

SELLER:

DRUMMER BOY HOLDINGS, LLC
a Nevada limited liability company.


By:      /s/John Young
    ----------------------------------------
         Manager


ASSIGNED BUYER:

TREIT - PAHRUMP, LLC
a Nevada limited liability company

By:      TREIT, L.P.,
         a Virginia limited partnership, Member

By:      TREIT, INC.,
         a Virginia corporation, General Partner


By:      /s/ Anthony W. Thompson
         ---------------------------



ORIGINAL BUYER:

TRIPLE NET PROPERTIES,
a Virginia limited liability company


By:      /s/  Anthony W. Thompson
         -----------------------------------------------------
         Anthony W. Thompson

         This letter agreement shall confirm our recent telephone conversations regarding the Purchase and Sale Agreement and Escrow Instructions, dated August 24, 2000 (as previously amended, the "Agreement"), by and among DRUMMER BOY HOLDINGS, LLC, a Nevada limited liability company ("Seller"), and TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company, together with its successor-in-interest, TREIT - PAHRUMP, LLC, a Virginia limited liability company (collectively, "Buyer"), with respect to the purchase and sale of certain portions of the Pahrump Valley Junction Shopping Center. The purchase and sale is presently being conducted through Escrow No. 2046247-K41 at the Offices of Chicago Title Company. Unless defined herein, all capitalized terms used herein shall have the same meanings as in the Agreement.

         In our telephone conversations, you indicated that Buyer does not have available all of the necessary funds to close Escrow on or before the Closing Date of April 20, 2001. While this would constitute a default by Buyer under the Agreement, you have proposed certain terms and conditions for an extension of the Closing Date. Accordingly, the provisions of the Agreement concerning the Closing Date are hereby amended as follows:

         1. Attached hereto as Exhibit A is a letter dated April 17, 2001 from Joshua Hsu of Seller's office to Escrow transmitting to Escrow various closing document, including, but not limited to, the Grant, Bargain and Sale Deed. Buyer hereby acknowledges that: (a) it has approved all of the closing documents identified in Exhibit A hereto; (b) it will execute and deliver to Escrow by no later than April 24, 2001 the counterpart originals of any of said closing documents which require Buyer's execution; (c) the transmittal of said closing documents to Escrow by Seller constitutes full and complete performance by Seller of all of its obligations under the Agreement; and (d) Buyer hereby irrevocably waives any remaining conditions or contingencies, if any, to the obligations of Buyer under the Agreement, including, but not limited to, any conditions under Section 7.1 of the Agreement.

         2. The Closing Date shall be extended to April 24, 2001 upon the conditions that, on or before said date, Buyer shall: (a) deposit into Escrow, in addition to all funds previously deposited into Escrow by Buyer, a cash sum in an amount sufficient to increase the funds presently held in Escrow to a total of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000), not including any funds previously released to Seller; and (b) deliver written authorization to Escrow Holder, in form and content required by Escrow Holder, to immediately release to Seller, in addition to all funds previously released to Seller, said sum of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000). The funds to be released to Seller pursuant to this paragraph shall be absolutely non-refundable and shall be the sole and separate property of Seller; provided, however, that said funds shall be applicable to the Purchase Price. Also Section 13.1 of the Agreement is amended hereby to provide that all funds previously released to Seller, together with the additional funds to be released to Seller hereunder, shall constitute liquidated damages to Seller in the event of a default by Buyer.

         3. Provided Buyer complies with the conditions of paragraph 2 of this letter in a prompt and timely manner, Seller agrees to further extend the Closing Date to May 11, 2001. However, time shall be of the essence with respect to said date and Buyer acknowledges and agrees that Seller shall have no obligation whatsoever to further extend said date and that Buyer's failure to perform its obligations under the Agreement by said date shall constitute a default by Buyer under the Agreement.

         4. Since it would be unfair to Seller to bear any increased risks due to the extension of the Closing Date, Buyer hereby agrees that: (a) Buyer waives any right of Buyer to terminate the Agreement or the Escrow, including, but not limited to, any right of Buyer to terminate the Agreement under Section 6.4 thereof in the event of condemnation, fire, etc.; provided, however, that in the event of condemnation or an insured casualty, at the Close of Escrow Seller shall assign any applicable condemnation awards or insurance proceeds to Buyer as more particularly set forth in Section 5.4 of the Agreement; (b) Buyer approves all prior information furnished to Escrow Holder by Seller with respect to prorations under Section 10 of the Agreement and shall bear the risk of any defaults or delinquencies by any tenants of the Real Property which arise on or after the date of April 20, 2001; and (c) Buyer shall therefore pay to Seller at the Close of Escrow all delinquent rents, if any, for the time period commencing April 20, 2001 until the close of Escrow.

         5. Buyer acknowledges and agrees that Seller's agreement to extend the Closing Date constitutes good and valuable consideration to Buyer for the agreements of Buyer hereunder and that Seller would otherwise have the right to declare Buyer in default under the Agreement with respect to the present Closing Date. However, in no event whatsoever shall this letter constitute a waiver by Seller of any other defaults, if any, on the part of